UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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John B. Sanfilippo & Son, Inc.
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JOHN B. SANFILIPPO & SON, INC.
1703 North Randall Road
Elgin, Illinois 60123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held
on November 9, 2011
TO THE STOCKHOLDERS:
The annual meeting of stockholders of John B. Sanfilippo & Son, Inc. will be held on Wednesday, November 9, 2011, at 10:00 am., local time, at 1707 N. Randall Road, Elgin, Illinois 60123, for the following purposes:
1.	To elect directors;

2.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2012 fiscal year;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

5.	To transact such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.
The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.
The Board of Directors has fixed the close of business on September 13, 2011, as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting (at 1707 N. Randall Road, Elgin, Illinois 60123) and will also be available for inspection at the meeting.
A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders who were not sent the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including our proxy statement and our annual report, at the Internet website address http://www.proxydocs.com/JBSS. All stockholders were mailed either the Internet Notice, or the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice. The internet availability of our proxy materials gives our stockholders fast and convenient access to our proxy materials, reduces the impact on the environment, and reduces printing and mailing costs.
Whether or not a stockholder plans to attend the annual meeting and vote in person, we request that the stockholder read our proxy materials and submit the stockholder’s proxy vote. A stockholder submitting a proxy vote will not affect the stockholder’s right to attend the meeting and vote in person.

By Order of the Board of Directors

MICHAEL J. VALENTINE
Secretary
Elgin, Illinois
September 27, 2011

John B. Sanfilippo & Son, Inc.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
November 9, 2011
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John B. Sanfilippo & Son, Inc., a Delaware corporation, of proxies for use at the annual meeting of our stockholders to be held on Wednesday, November 9, 2011, at 10:00 a.m., local time, at 1707 N. Randall Road, Elgin, Illinois 60123-7820, and at any postponement or adjournment thereof (the “Annual Meeting”). All shares of our Common Stock, $.01 par value (the “Common Stock”), and our Class A Common Stock, $.01 par value (the “Class A Stock”), entitled to vote at the Annual Meeting which are represented by properly submitted proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies.
Any stockholder who has given a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent properly executed proxy (by Internet, telephone or mail) so that it is received by 5:00 p.m. Eastern Time on November 8, 2011; or (c) attending the Annual Meeting and voting in person. Any written notice of revocation should be received by us at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.
Unless the context otherwise requires, references herein to “we”, “us”, “the company” or “our company” refer to John B. Sanfilippo & Son, Inc. The mailing address of our principal executive offices is 1703 N. Randall Road, Elgin, Illinois 60123-7820.
A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders who were not sent the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including this Proxy Statement and our annual report, at the Internet website address http://www.proxydocs.com/JBSS. All stockholders were mailed either the Internet Notice, or the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice.
This Proxy Statement was filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on September 28, 2011, and we expect to first send the Internet Notice to stockholders on or around September 28, 2011.
Record Date and Shares Outstanding
We had outstanding on September 13, 2011, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 8,065,430 shares of Common Stock (excluding 117,900 treasury shares, which are neither outstanding nor entitled to vote) and 2,597,426 shares of Class A Stock. The Common Stock is traded on the NASDAQ Global Market. There is no established public trading market for the Class A Stock.
Voting and Quorum
Pursuant to our Restated Certificate of Incorporation (as amended, the “Restated Certificate”), so long as the total number of shares of Class A Stock outstanding is greater than or equal to 12 1/2% of the total number of shares of Class A Stock and Common Stock outstanding, the holders of Common Stock voting as a class are entitled to elect such number (rounded to the next highest number in the case of a fraction) of directors as equals 25% of the total number of directors constituting the full Board of Directors, and the holders of Class A Stock voting as a class are entitled to elect the remaining directors. With respect to all matters other than the election of directors or any matters for which class voting is required by law, the holders of Common Stock and the holders of Class A Stock will vote together as a single class, and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock will be entitled to 10 votes per share of Class A Stock.
Our Restated Certificate does not entitle holders of Common Stock to cumulative voting. However, solely with respect to the election of directors, the Restated Certificate entitles each holder of Class A Stock, in person or by proxy, to either (a) vote the number of shares of Class A Stock owned by such holder for as many persons as there are directors to be elected by holders of Class A Stock (“Class A Directors”), or (b) cumulate said votes (by multiplying the number of shares of Class A Stock owned by such holder by the number of candidates for election as a Class A Director) and either (i) give one candidate all of the cumulated votes, or (ii) distribute the cumulated votes among such candidates as the holder sees fit.
The holders of Common Stock representing a majority of the votes entitled to be cast by stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for such meeting in order to transact any business. Where a separate vote by a class is required, a majority of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
Proposals to be Voted Upon and the Board of Directors’ Recommendations
Four proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein:
•	the election of nine directors (Proposal 1);

•	the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2012 fiscal year (Proposal 2);

•	an advisory vote on executive compensation (Proposal 3); and

•	an advisory vote regarding the frequency of the advisory vote on executive compensation (Proposal 4).
The vote required and related matters for each of these proposals is as follows:
Proposal 1: Election of Directors
At the Annual Meeting, the holders of Common Stock voting as a class will be entitled to elect three of the nine directors, and the holders of Class A Stock voting as a class will be entitled to elect the remaining six directors. Directors elected by holders of both Common Stock and Class A Stock are elected by a plurality of the votes cast for each such class.
The Board of Directors recommends a FOR vote for all of the directors listed herein. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR the election of all director nominees to be elected by holders of the class of shares covered by such proxy as listed herein.
If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.
Proposal 2: Ratification of the Audit Committee’s Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2012 Fiscal Year
To be approved, the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the company’s Independent Registered Public Accounting Firm for the 2012 fiscal year requires the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class.
The Board of Directors recommends a FOR vote for the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the company’s Independent Registered Public Accounting Firm for the 2012 fiscal year. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 2.

Proposal 3: Advisory Vote on Executive Compensation
As required by SEC rules, we are providing our shareholders with an advisory, nonbinding vote to approve the compensation paid to our named executive officers, as we have described it in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement, beginning on page 28.
The Board of Directors recommends a vote FOR the approval of the advisory vote on executive compensation. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 3.
Proposal 4: Advisory Vote on Frequency of Advisory Votes on Executive Compensation
We are also providing our stockholders with an advisory, nonbinding vote on how frequently the advisory vote on executive compensation should be presented to stockholders, as required by SEC rules. You may vote your shares to have the advisory vote held every one year (i.e. annually), two years or three years, or you may abstain.
The Board of Directors recommends an annual (ONE YEAR) frequency for the advisory vote on executive compensation. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted annually (ONE YEAR) on Proposal 4.
Effect of Abstentions and Shares Not Present at the Meeting
While the Board of Directors recommends our stockholders vote in accordance with the recommendations set forth above, we also recognize that “abstain” votes are an option for each of the proposals. Please note, however, that abstentions have the following effect:
•	Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors (Proposal 1).

•	Shares voting “abstain” for the proposal ratifying the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the 2012 fiscal year (Proposal 2) are treated as shares present or represented and voting; therefore an abstention is treated as the same as a vote against this proposal.

•	Shares voting “abstain” for the proposal approving the advisory vote on executive compensation (Proposal 3) are treated as shares present or represented and voting; therefore an abstention is treated as the same as a vote against this proposal.

•	For the proposal selecting the frequency of the advisory vote on executive compensation (Proposal 4), abstentions will have no effect on the selection of such frequency.
For purposes of determining whether a quorum exists, abstentions will be counted as present.
Effect of Broker Non-Votes
Under applicable stock exchange rules, brokers and banks have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine”, such as the vote to ratify the appointment of the Independent Registered Public Accounting Firm (Proposal 2). On “non-routine” matters, such as the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the frequency of advisory votes on executive compensation (Proposal 4), these brokers and banks do not have discretion to vote uninstructed shares and thus are not entitled to vote on such proposals, resulting in a “broker non-vote” for those shares. Broker non-votes will not be counted for determining whether stockholders have approved a specific proposal; however, they will be counted as present for purposes of determining whether a quorum exists. We encourage all stockholders that hold shares through a broker or bank to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

Other Proposals
If other matters are properly presented for a vote at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for a vote at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of September 13, 2011, except where otherwise indicated in the footnotes, with respect to the beneficial ownership of Common Stock and Class A Stock by (a) each individual, group, or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each of our directors and nominees for election as a director, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to us by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated in the footnotes to this table, the mailing address of each of the stockholders named in the table is: c/o John B. Sanfilippo & Son, Inc., 1703 N. Randall Road, Elgin, Illinois 60123-7820.

					% of
		% of			Outstanding
	No. of	Outstanding	No. of	% of	Votes on
	Shares of	Shares of	Shares of	Outstanding	Matters Other
	Common	Common	Class A	Shares of Class	than Election of
Name	Stock(1)	Stock	Stock(1)(2)	A Stock	Directors
Jasper B. Sanfilippo(3)(4)(7)+	29,480	*	163,045	6.3	4.9
Marian R. Sanfilippo(5)(6)(7)	8,152	*	220,220	8.5	6.5
Jeffrey T. Sanfilippo(7)(8)+-	34,957	*	44,044	1.7	1.4
Jasper B. Sanfilippo, Jr.(7)(8)+-	11,656	*	1,429,275	55.0	42.0
Lisa A. Sanfilippo(7)(8)	1,875	*	44,044	1.7	1.3
John E. Sanfilippo(7)(8)	46,984	*	44,044	1.7	1.4
James J. Sanfilippo(7)(8)	—	—	1,429,275	55.0	42.0

Total Controlling Group(7)	114,272	1.4	1,768,496	68.1	52.3

Michael J. Valentine(9)+-	6,125	*	768,442	29.6	22.6
Mathias A. Valentine(10)+	7,000	*	60,488	2.3	1.8

Total Valentine Group(11)	13,125	*	828,930	31.9	24.4

James A. Valentine(12)-	6,475	*	—	—	*
Walter R. Tankersley(13)-	27,217	*	—	—	*
Timothy R. Donovan(14)+	13,250	*	—	—	*
Governor Jim Edgar(15)+	18,000	*	—	—	*
Daniel M. Wright(16)+	14,000	*	—	—	*
Ellen C. Taaffe(17)+	3,000	*	—	—	*
Pekin Singer Strauss Asset Management(18)	1,571,175	19.5	—	—	4.6
Dimensional Fund Advisors LP(19)	661,092	8.2	—	—	1.9
Franklin Resources, Inc.(20)	531,184	6.6	—	—	1.6
Perritt Capital Management, Inc.(21)	436,778	5.4	—	—	1.3
All directors and executive officers as a group (23 persons all of whom are stockholders and/or option holders) (3)(4)(5)(6)(7)(8)(9)(11)(12)(13)(14)(15)(16)(17)(22)	276,756	3.4	2,465,294	94.9	72.8

+	Denotes director.

-	Denotes named executive officer.

*	Less than one percent (1%).

(1)	Except as otherwise indicated below, for purposes of the table above, beneficial ownership means the sole power to vote and dispose of shares. In calculating each holder’s percentage ownership and beneficial ownership in the table above, shares of Common Stock which may be acquired by the holder through the exercise of stock options that are exercisable or the conversion of restricted stock units (“RSUs”) that are vested on or within 60 days of September 13, 2011, are included.

(2)	Each share of Class A Stock is convertible at the option of the holder thereof at any time and from time to time into one share of Common Stock. In addition, the Restated Certificate provides that Class A Stock may be transferred only to (a) Jasper B. Sanfilippo or Mathias A. Valentine, (b) a spouse or lineal descendant of Jasper B. Sanfilippo or Mathias A. Valentine, (c) trusts for the benefit of any of the foregoing individuals, (d) entities controlled by any of the foregoing individuals, (e) John B. Sanfilippo & Son, Inc., or (f) any bank or other financial institution as a bona fide pledge of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee (collectively, the “Permitted Transferees”), and that upon any transfer of Class A Stock to someone other than a Permitted Transferee each share transferred will automatically be converted into one share of Common Stock.

(3)	Includes 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the James J. Sanfilippo Trust, dated September 26, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Jasper B. Sanfilippo, Jr. Trust, dated September 23, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Lisa Ann Sanfilippo Trust, dated October 4, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Jeffrey T. Sanfilippo Trust, dated October 4, 1991, and 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the John E. Sanfilippo Trust, dated October 2, 1991. The beneficiaries of the aforementioned trusts are the children of Jasper and Marian Sanfilippo (two of whom, Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, are executive officers and directors of our company). As set forth in the “Change of Control” section below, all Class A Stock held by the Controlling Group has currently been pledged to various financial; institutions.

(4)	Includes 22,480 shares of Common Stock held directly by Jasper B. Sanfilippo and 7,000 RSUs that are convertible to 7,000 shares of Common Stock on or within 60 days of September 13, 2011.

(5)	Includes 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006, 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006, 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006, 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the James J. Sanfilippo Irrevocable Trust, dated October 6, 2006, and 44,044 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006. The beneficiaries of the aforementioned trusts are the children of Jasper and Marian Sanfilippo (two of whom, Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo are executive officers and directors of our company). As co-trustee, Marian Sanfilippo shares voting and dispositive power over the aggregate 220,220 shares of Class A Stock held in the aforementioned trusts. As set forth in the “Change of Control” section below, all Class A Stock held by the Controlling Group has currently been pledged to various financial; institutions.

(6)	Includes 8,152 shares of Common Stock held directly by Marian Sanfilippo.

(7)	On June 21, 2004, a Schedule 13D was filed jointly by the persons referenced in the above beneficial ownership table (the “Controlling Group”). The Schedule 13D was amended on March 21, 2007, January 16, 2008, and September 10, 2009. The Controlling Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as expressly set forth in the Schedule 13D, each member of the Controlling Group disclaims beneficial ownership of the Common Stock and Class A Stock beneficially owned by any other member of the Controlling Group.

By filing the Schedule 13D, the members of the Controlling Group provided notice that they (a) beneficially own, in the aggregate, securities controlling in excess of 50% of the voting power of our common equity and (b) intend to act as a group. As a result, we are a “controlled company” pursuant to Section 5615(c)(1) of the Nasdaq Listing Rules.

The members of the Controlling Group are deemed to beneficially own an aggregate of 1,768,496 shares of Class A Stock and 114,272 shares of Common Stock, which includes 68.1% of the total outstanding shares of Class A Stock and 19.1% of the total outstanding shares of Common Stock, assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock. Based on the relative voting rights of the Class A Stock and Common Stock, the Controlling Group has or shares 52.3% of the total outstanding voting power of our common equity, calculated by using 10 votes per share of Class A Stock and assuming that the applicable shares of Class A Stock are not converted into Common Stock.

The beneficial ownership of Jasper B. Sanfilippo and Marian R. Sanfilippo is described in footnotes (3), (4), (5) and (6) above. As set forth in the “Change of Control” section below, all Class A Stock held by the Controlling Group has currently been pledged to various financial; institutions. The beneficial ownership of the remainder of the Controlling Group is as follows:

Jeffrey T. Sanfilippo: The beneficial ownership of Jeffrey T. Sanfilippo includes (a) 18,832 shares of Common Stock held as a co-trustee of the Sanfilippo Family Education Trust, dated October 17, 1997, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo, (b) options to purchase 6,125 shares of Common Stock with a weighted average exercise price of $9.69 per share on or within 60 days of September 13, 2011, (c) 10,000 shares of Common Stock held directly by Jeffrey T. Sanfilippo, and (d) 44,044 shares of Class A Stock held as co-trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, Jeffrey T. Sanfilippo shares voting and dispositive power over the 18,832 shares of Common Stock held in the Sanfilippo Family Education Trust and the 44,044 shares of Class A Stock held in the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006.

Jasper B. Sanfilippo, Jr.: The beneficial ownership of Jasper B. Sanfilippo, Jr. includes (a) options to purchase 6,125 shares of Common Stock with a weighted average exercise price of $9.69 per share on or within 60 days of September 13, 2011, (b) 5,531 shares of Common Stock held directly by Jasper B. Sanfilippo, Jr., (c) 1,385,231 shares of Class A Stock held as co-trustee of the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999, and (d) 44,044 shares of Class A Stock held as co-trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006. As co-trustee, Jasper B. Sanfilippo, Jr. shares voting and dispositive power over the 44,044 shares of Class A Stock held in the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006 and the 1,385,231 shares of Class A Stock held in the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999.

Lisa A. Sanfilippo: The beneficial ownership of Lisa A. Sanfilippo includes (a) options to purchase 1,875 shares of Common Stock with an exercise price of $7.95 per share on or within 60 days of September 13, 2011, and (b) 44,044 shares of Class A Stock held as co-trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006. As co-trustee, Lisa A. Sanfilippo shares voting and dispositive power over the 44,044 shares of Class A Stock held in the trust.

John E. Sanfilippo: The beneficial ownership of John E. Sanfilippo includes (a) 18,832 shares of Common Stock held as a co-trustee of the Sanfilippo Family Education Trust, dated October 17, 1997, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo, (b) 28,152 shares of Common Stock held directly by John E. Sanfilippo and (c) 44,044 shares of Class A Stock held as co-trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, John E. Sanfilippo shares voting and dispositive power over the 18,832 shares of Common Stock held in the Sanfilippo Family Education Trust and the 44,044 shares of Class A Stock held in the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006.

James J. Sanfilippo: The beneficial ownership of James J. Sanfilippo includes (a) 1,385,231 shares of Class A Stock held as co-trustee of the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999, and (b) 44,044 shares of Class A Stock held as co-trustee of the James J. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, James J. Sanfilippo shares voting and dispositive power over the 44,044 shares of Class A Stock held in the James J. Sanfilippo Irrevocable Trust, dated October 6, 2006 and the 1,385,231 shares of Class A Stock held in the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999.

Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Lisa A. Sanfilippo, John E. Sanfilippo and James J. Sanfilippo, as co-trustees of each of their aforementioned trusts dated October 6, 2006, are also the sole beneficiaries under each of their respective trusts.

The beneficiaries of the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999 are the descendants of Marian Sanfilippo, as grantor, which include James J. Sanfilippo and Jasper B. Sanfilippo, Jr., who together are the trustees of that trust.

The information set forth in the table above and in the accompanying footnotes with respect to Marian R. Sanfilippo, Lisa A. Sanfilippo, John E. Sanfilippo and James J. Sanfilippo is based solely on the Schedule 13D filed by the Controlling Group, as amended on September 10, 2009, as well as supplemental information provided to our company.

(8)	Excludes 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the trusts described in footnote (3) above, the beneficiary of which is the individual in the table that has a reference to this footnote (8) by his or her name.

(9)	Includes 768,442 shares of Class A Stock held as trustee of the following three trusts under the Valentine Trust, dated March 26, 1991: the Trust for Michael J. Valentine under the Valentine Trust, dated May 26, 1991, and the Trust for James A. Valentine under the Valentine Trust, dated May 26, 1991, each of which owns 256,147 shares of Class A Stock, and the Trust for Mary Jo Carroll under the Valentine Trust, dated May 26, 1991, which owns 256,148 shares of Class A Stock. The beneficiaries of these trusts are the children of Mathias and Mary Valentine, including Michael J. Valentine, an executive officer and director of our company, and James A. Valentine, an executive officer of our company. Includes options to purchase 6,125 shares of Common Stock with a weighted average exercise price of $9.69 per share on or within 60 days of September 13, 2011.

(10)	Includes 7,000 RSUs that are convertible to 7,000 shares of Common Stock on or within 60 days of September 13, 2011, and 60,488 shares of Class A Stock held directly by Mathias A. Valentine.

(11)	Michael J. Valentine and Mathias A. Valentine have formed a group as reflected by the Schedule 13Ds filed on June 21, 2004. The total beneficial ownership of the group consists of 828,930 shares of Class A Stock, 7,000 RSUs that are convertible to 7,000 shares of Common Stock on or within 60 days of September 13, 2011 and options to purchase 6,125 shares of Common Stock with a weighted average exercise price of $9.69 per share on or within 60 days of September 13, 2011, which represents 31.9% of the issued and outstanding Class A Stock, and 9.5% of the issued and outstanding Common Stock assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock.

Based on the relative voting rights of the Class A Stock and Common Stock, Michael J. Valentine directly or indirectly controls 22.6%, while Mathias A. Valentine directly controls 1.8% of the total outstanding voting power of our common equity. In addition, the group directly controls 24.4% of the total outstanding voting power of our common equity. These percentages assume that the applicable shares of Class A Stock are not converted into Common Stock, and are calculated using 10 votes per share of Class A Stock.

(12)	Includes options to purchase 6,125 shares of Common Stock with a weighted average exercise price of $9.69 per share on or within 60 days of September 13, 2011, and includes 350 shares of Common Stock held directly by James A. Valentine. Excludes 256,147 shares of Class A Stock held as trustee by Michael J. Valentine, an executive officer and director of our company.

(13)	Includes options to purchase 24,625 shares of Common Stock with a weighted average exercise price of $13.30 per share on or within 60 days of September 13, 2011, and includes 2,592 shares of Common Stock held directly by Walter R. Tankersley.

(14)	Includes options to purchase 6,250 shares of Common Stock with a weighted average exercise price of $15.28 per share on or within 60 days of September 13, 2011, and includes 7,000 RSUs that are convertible to 7,000 shares of Common Stock on or within 60 days of September 13, 2011. Excludes (a) 35,000 shares of Common Stock held by Mr. Donovan’s spouse, Elaine Karacic, as trustee of certain trusts, the beneficiaries of which are the children of Mr. Donovan and Ms. Karacic, (b) 8,296 shares of Common Stock held by Ms. Karacic as trustee of a trust, the beneficiary of which is Ms. Karacic’s sibling, and (c) 16,124 shares of Common Stock held by Ms. Karacic in her name. Mr. Donovan disclaims beneficial ownership of all of the foregoing excluded shares of Common Stock. Mr. Donovan’s mailing address is: c/o Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.

(15)	Includes options to purchase 7,000 shares of Common Stock with a weighted average exercise price of $14.35 per share on or within 60 days of September 13, 2011, includes 7,000 RSUs that are convertible to 7,000 shares of Common Stock on or within 60 days of September 13, 2011, and includes 4,000 shares of Common Stock held directly by Gov. Jim Edgar.

(16)	Includes options to purchase 3,000 shares of Common Stock with a weighted average exercise price of $12.69 per share on or within 60 days of September 13, 2011, includes 7,000 RSUs that are convertible to 7,000 shares of Common Stock on or within 60 days of September 13, 2011, and includes 4,000 shares of Common Stock held directly by Daniel M. Wright.

(17)	Includes 3,000 RSUs that are convertible to 3,000 shares of Common Stock on or within 60 days of September 13, 2011 by Ellen C. Taaffe.

(18)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2011, filed by Pekin Singer Strauss Asset Management dated August 11, 2011. The mailing address of Pekin Singer Strauss Asset Management is: 21 South Clark Street, Suite 3325, Chicago, Illinois 60603.

(19)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2011, filed by Dimensional Fund Advisors LP dated August 9, 2011. The mailing address of Dimensional Fund Advisors LP is: 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(20)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2011, filed by Franklin Resources, Inc. The mailing address of Franklin Resources, Inc. is: One Franklin Parkway, Building 920, San Mateo, California 94403.

(21)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2011, filed by Perritt Capital Management, Inc. dated August 12, 2011. The mailing address of Perritt Capital Management, Inc. is: 300 South Wacker Drive, Suite 2880, Chicago, Illinois 60606.

(22)	Includes options to purchase a total of 148,250 shares of Common Stock (including the options referred to in footnotes 7, 9, 12, 13, 14, 15 and 16 above) at prices ranging from $5.88 to $32.30 per share which are exercisable by certain of the directors and executive officers on or within 60 days of September 13, 2011, and includes 38,000 RSUs that are convertible to 38,000 shares of Common Stock on or within 60 days of September 13, 2011 (including the RSUs referred to in footnotes 4, 10, 14, 15, 16 and 17.
Change of Control
The members of the Controlling Group (Jasper B. Sanfilippo, Marian R. Sanfilippo, Jeffrey T. Sanfilippo, Jasper B. Sanfilippo Jr., Lisa A. Sanfilippo, John E. Sanfilippo and James J. Sanfilippo) have pledged their Class A Stock, which they either directly or beneficially own, to various financial institutions. The members of the Controlling Group are in discussions with the financial institutions as to the potential restructuring of the arrangements upon which some or all of the pledges are based. Such restructuring would potentially result in the financial institutions releasing a number of the pledged shares of Class A Stock subject to the negotiations between the parties. If certain members of the Controlling Group default on any of their obligations under the pledge agreements, the related loan documents or any other arrangement pursuant to which they have pledged their shares, the other parties to the agreements may have the right to foreclose upon and sell the pledged shares. Such a sale could cause our stock price to decline. Many of the occurrences that could result in a foreclosure of the pledged shares are out of our control and are unrelated to our operations.

In addition, because these shares are pledged to secure loans or other obligations or arrangements, the occurrence of an event of default could result in a foreclosure and sale of the pledged shares that could cause a change of control of our company, even when such a change may not be in the best interests of our stockholders, and it could also result in: (a) a default under certain material contracts to which our company is a party, including an event of default under our Credit Agreement, dated February 7, 2008, as amended, (b) the loss of our status as a “controlled company” and any rights or benefits associated therewith and (c) requiring us to elect a new Board of Directors consisting of a majority of independent directors.
PROPOSAL 1: ELECTION OF DIRECTORS
Nine directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. Three of such directors are to be elected by the holders of Common Stock voting as a class and the remaining six directors are to be elected by the holders of Class A Stock voting as a class. While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable or shall fail to serve as a director, the holders of proxies shall vote such proxies for such other person or persons as shall be determined by such holders in their discretion or, so long as such action does not conflict with the provisions of our Restated Certificate relating to the proportion of directors to be elected by the holders of Common Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.
The Board of Directors recommends that the stockholders vote “FOR” each of the nominees listed herein.
We believe that each nominee listed below has the qualifications, skills and experience that are consistent with our requirements for the selection of directors and that, as a group, the Board of Directors functions collegially, constructively and effectively together in overseeing our business. Below in each nominee’s individual biography we identify and describe some of the specific qualifications, skills and experience that each nominee brings to the Board of Directors. However, the fact that we do not list a particular qualification, skill or experience for a nominee does not mean that the nominee does not possess that particular qualification, skill or experience.
NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK
The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Common Stock, as reported to us, is set forth below.
Governor Jim Edgar, Director, age 65 – Gov. Edgar is currently a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he is also a teacher and lecturer. He has been in this position since January 1999. He was also a Resident Fellow at the John F. Kennedy School of Government at Harvard University during the 1999 fall semester. Gov. Edgar served as Governor of the State of Illinois from January 14, 1991 through January 11, 1999. Prior to his election, Gov. Edgar served as the Illinois Secretary of State from 1981 to 1991. Gov. Edgar’s retirement from public office marked 30 years of state government service. Gov. Edgar currently serves on the board of directors of Horizon Group Properties, Inc. (since 2000), and previously served on the board of directors of Youbet.com, Inc. (from 2002 until June 2010) and Alberto Culver Company (from 2002 to 2010). During the last five years, Gov. Edgar has also served as a director or trustee for nine investment entities that are a part of the fund complex DWS Mutual Funds, Inc. (formerly known as Scudder Mutual Funds Inc.). Gov. Edgar has been a member of our Board of Directors since October 1999 and is a member of our Audit Committee and our Compensation Committee and is the Chairman of our Corporate Governance Committee (the “Governance Committee”).
The Board of Directors has concluded that Gov. Edgar should serve as a director as a result of his demonstrated leadership and management skills as the former Governor of Illinois. In addition, as a result of his current and past service as a director on the boards of other companies, including a company that manufactures and markets consumer products, Gov. Edgar also provides our Board of Directors with significant expertise in the oversight of consumer-oriented companies and corporate governance.
Daniel M. Wright, Director, age 73 – Mr. Wright previously worked for Arthur Andersen LLP for 37 years as an auditor, where his clients consisted of privately-held and registered public companies. Mr. Wright was a Partner with Arthur Andersen LLP from 1973 through August 1998, and became a certified public accountant in 1968. Mr. Wright served on the board of directors of RC2 Corporation from 2003 until May 2010, where he was a member of its Audit Committee. Throughout his career, and since his retirement in 1998, Mr. Wright has been active in numerous civic and philanthropic organizations. Mr.

Wright has been a member of our Board of Directors since October 2005 and is a member of our Compensation Committee and our Governance Committee and is the Chairman of our Audit Committee.
The Board of Directors has concluded that Mr. Wright should serve as a director because of the extensive accounting and financial experience and background that he gained while serving as an auditor for over three decades. Mr. Wright’s in-depth knowledge of the audit and financial reporting requirements of public companies allows Mr. Wright to provide our company with a valuable perspective in accounting and other related matters.
Ellen C. Taaffe, Director, age 49 – Ms. Taaffe is the President of Smith-Dahmer Associates LLC, a 20 year old market research and brand strategy consulting firm. Ms. Taaffe joined Smith-Dahmer Associates LLC following her resignation as Vice President of Brand Marketing and Corporate Officer of Whirlpool Corporation in 2009. Prior to Whirlpool Corporation, Ms. Taaffe served as Senior Vice President of Marketing and Corporate Officer at Royal Caribbean Cruises Ltd. from 2005 to 2007. Previously, Ms. Taaffe served as Vice President of Health and Wellness Strategy and Programming at PepsiCo from 2003 to 2005. She was Vice President of Marketing for the Convenience Foods Division of Frito Lay, following PepsiCo’s acquisition of the Quaker Oats Company in 2001, where she was Vice President of Marketing for Quaker Snacks and Side Dishes. At Quaker, Ms. Taaffe held numerous positions in Brand Management and Sales Management from 1984 to 2001. Ms. Taaffe was appointed to our Board of Directors in January 2011 and is a member of our Compensation Committee, our Governance Committee and our Audit Committee.
The Board of Directors has concluded that Ms. Taaffe should serve as a director because of her extensive and diverse background in sales and marketing. Specifically, Ms. Taaffe’s experience in brand strategy for international consumer products companies provides us with a valuable resource as we continue to execute our corporate strategies and seek to expand the sales of our products.
NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK
The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Class A Stock, as reported to us, is set forth below.
Jasper B. Sanfilippo, Director, age 80 – Mr. Sanfilippo was employed by us from 1953 to his retirement as an employee of our company in January 2008. Mr. Sanfilippo served as our President from 1982 to December 1995 and was our Treasurer from 1959 to October 1991. He became our Chairman of the Board of Directors and Chief Executive Officer in October 1991 and has been a member of our Board of Directors since 1959. Mr. Sanfilippo was also a member of our Compensation Committee until April 28, 2004 and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Mr. Sanfilippo resigned as Chief Executive Officer of our company in November 2006, as our employee Chairman of the Board of Directors on January 10, 2008 and as our Chairman of the Board of Directors on October 30, 2008. Mr. Sanfilippo is the father of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company, the brother-in-law of Mathias A. Valentine, a director of our company, the uncle of Michael J. Valentine, a director and an executive officer of our company, and James A. Valentine, an executive officer of our company. Mr. Sanfilippo is also the uncle by marriage of Timothy R. Donovan, a director of our company.
The Board of Directors has concluded that Mr. Sanfilippo should serve as a director, in part, because of his vast knowledge of the nut industry. He also provides our Board of Directors with a deep knowledge of our company and its values and history as a result of his service as an employee from 1953 until 2008, including as our former Chief Executive Officer. The Board of Directors believes that he, together with Mathias A. Valentine, provides a unique perspective regarding our company’s history and operations and is well-suited to provide guidance to the company as to the best methods to build our brands and provide long-term stockholder value.
Jasper B. Sanfilippo, Jr., Chief Operating Officer, President, Assistant Secretary and Director, age 43 – Mr. Sanfilippo was appointed as a member of the Board of Directors in December 2003 upon the recommendation of our senior management and the unanimous approval of the Board of Directors. Mr. Sanfilippo has been employed by us since 1992 and in 2001 was named Executive Vice President—Operations, retaining his position as Assistant Secretary, which he assumed in December 1995. He became our Senior Vice President Operations in August 1999 and served as Vice President Operations between

December 1995 and August 1999. Prior to that, Mr. Sanfilippo was the General Manager of our Gustine, California facility beginning in October 1995, and from June 1992 to October 1995 he served as Assistant Treasurer and worked in our Financial Relations department. On May 8, 2006 our Board of Directors approved a succession plan finalized and adopted at the Board of Directors meeting held on November 6, 2006. Pursuant to the succession plan, Mr. Sanfilippo was elected as our Chief Operating Officer and President and he has since then continued to hold such positions. In May 2007, Mr. Sanfilippo was named as our Treasurer and held that position until January 2009. Mr. Sanfilippo currently serves on the Board of Directors of the National Pecan Shellers Association, an industry association of which our company is a member. Mr. Sanfilippo is the son of Jasper B. Sanfilippo, a director of our company, the nephew of Mathias A. Valentine, a director of our company, the brother of Jeffrey T. Sanfilippo and the cousin of Michael J. Valentine, both of whom are executive officers and directors of our company, and James A. Valentine, an executive officer of our company. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a director of our company.
The Board of Directors has concluded that Mr. Sanfilippo should serve as a director as a result of his extensive knowledge of the nut industry, his operational and management experience and his leadership abilities. In addition, Mr. Sanfilippo brings to our Board of Directors an in-depth knowledge of our company due to his service as an employee since 1992 and his recent leadership in managing the capital expenditures and increasing operational efficiencies of the company, as well as engaging in new product development and branding efforts to provide our consumers with new product choices.
Jeffrey T. Sanfilippo, Chief Executive Officer and Chairman of the Board of Directors, age 48 – Mr. Sanfilippo has been employed by us since 1991 and was named our Executive Vice President Sales and Marketing in January 2001. Mr. Sanfilippo became a director of our company in August 1999 and was elected our Chairman of the Board of Directors on October 30, 2008. He served as Senior Vice President Sales and Marketing from August 1999 to January 2001 and as General Manager West Coast Operations from September 1991 to September 1993. He served as Vice President West Coast Operations and Sales from October 1993 to September 1995. He served as Vice President Sales and Marketing from October 1995 to August 1999. On May 8, 2006 our Board of Directors approved a succession plan finalized and adopted at the Board of Directors meeting held on November 6, 2006. Pursuant to the succession plan, Mr. Sanfilippo was elected as our Chief Executive Officer and he has since then continued to hold such position. Mr. Sanfilippo is the son of Jasper B. Sanfilippo, a director of our company, the nephew of Mathias A. Valentine, a director of our company, the brother of Jasper B. Sanfilippo, Jr., an executive officer and director of our company, the cousin of Michael J. Valentine, an executive officer and director of our company, and James A. Valentine, an executive officer of our company. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a director of our company. In addition to his role as CEO, Mr. Sanfilippo recently earned his Masters of Business Administration through a classroom executive evening program.
The Board of Directors has concluded that Mr. Sanfilippo should serve as a director because, as our Chairman and Chief Executive Officer, he has demonstrated a deep understanding of our company, its operations and how to position the company for long-term growth. In addition, as Chairman and Chief Executive Officer of our company, Mr. Sanfilippo has significant leadership, marketing, product development and financial experience and is well-suited to provide the company with effective guidance.
Mathias A. Valentine, Director, age 78 – Mr. Valentine was employed by us from 1960 until his retirement in January 2006. He was named our President in December 1995. He served as our Secretary from 1969 to December 1995, as our Executive Vice President from 1987 to October 1991 and as our Senior Executive Vice President and Treasurer from October 1991 to December 1995. He has been a member of our Board of Directors since 1969. Mr. Valentine was also a member of our Compensation Committee until April 28, 2004 and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Mr. Valentine retired from our company on January 3, 2006. Mr. Valentine is the brother-in-law of Jasper B. Sanfilippo, a director of our company, the father of Michael J. Valentine, a director and an executive officer of our company, and James A. Valentine, an executive officer of our company. Mr. Valentine is the uncle of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company. Mr. Valentine is also the uncle by marriage of Timothy R. Donovan, a director of our company.
The Board of Directors has concluded that Mr. Valentine should serve as a director as a result of his in-depth knowledge of our company and the nut industry and deep appreciation of our company’s values and mission due to his service as an employee from 1960 until 2006, including as our former President. The Board of Directors believes that he, together with Jasper B. Sanfilippo, provides a unique perspective regarding our company’s history and operations and is well-suited to provide guidance to the company as to the best methods to build our brands and provide long-term stockholder value.

Michael J. Valentine, Chief Financial Officer, Group President, Secretary and Director, age 52 – Mr. Valentine has been employed by us since 1987 and in January 2001 was named Executive Vice President Finance, Chief Financial Officer and Secretary. Mr. Valentine was elected as a director of our company in April 1997. Mr. Valentine served as our Senior Vice President and Secretary from August 1999 to January 2001. He served as Vice President and Secretary from December 1995 to August 1999. He served as our Assistant Secretary and General Manager of External Operations from June 1987 and 1990, respectively, to December 1995. On May 8, 2006 our Board of Directors approved a succession plan, which was finalized and adopted at the Board of Directors meeting held on November 6, 2006. Pursuant to the succession plan, Mr. Valentine was elected as our company’s Chief Financial Officer and Group President and he has since then continued to hold such positions. In February 2007, Mr. Valentine was appointed as Secretary of our company. Since 1999 and 2009 Mr. Valentine has served on the Board of Directors of the Peanut and Tree Nut Processors Association and the Board of Directors of the American Peanut Council, respectively, both of which are nut industry associations of which our company is a member. Mr. Valentine is the son of Mathias A. Valentine, a director of our company, the brother of James A. Valentine, an executive officer of our company, the nephew of Jasper B. Sanfilippo, a director of our company, and cousin of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company. Mr. Valentine is also a first cousin by marriage of Timothy R. Donovan, a director of our company.
The Board of Directors has concluded that Mr. Valentine should serve as a director because of his extensive accounting and financial background and knowledge demonstrated through, among other things, obtaining two attractive credit facility amendment arrangements for our company in recent years. He also provides our Board of Directors with valuable knowledge of our company from his service as an employee since 1987 and our Chief Financial Officer since 2001, and an in-depth knowledge of our industry from his service as a member of the board of directors of two industry associations related to our core business. In addition, his position as Group President provides the Board of Directors with critical leadership and management experience.
Timothy R. Donovan, Director, age 55 – Mr. Donovan is the Senior Vice President and General Counsel of Caesars Entertainment Corporation, the world’s largest gaming and resort company. Mr. Donovan joined Caesars in April 2009 upon his resignation as Executive Vice President and General Counsel for Republic Services, Inc. which merged with Allied Waste Industries where Mr. Donovan held similar positions since April 2007. Mr. Donovan served in various senior positions with Tenneco Inc. (formerly known as Tenneco Automotive Inc.) from July 1999 until his resignation in February 2007, most recently as Executive Vice President, Strategy and Business Development, and General Counsel. In addition to his duties as General Counsel, Mr. Donovan also served as Managing Director of portions of Tenneco’s international operations from May 2001 through July 2005, including Asia (2001 through 2005), Australia (2004 through 2005) and South America (2001 through 2004), as a member of Tenneco’s board of directors from March 2004 until February 2007 and as a member of Tenneco’s Office of the Chief Executive from July 2006 until January 2007. Mr. Donovan was a partner in the law firm of Jenner & Block LLP from 1989 until his resignation in September 1999, and from approximately 1997 through 1999 served as the Chairman of the firm’s Corporate and Securities Department and as a member of its Executive Committee. Mr. Donovan joined Jenner & Block LLP in 1982 after serving as a staff trial attorney at the Chicago District Counsel’s Office of the Internal Revenue Service. Mr. Donovan was elected as a member of our Board of Directors in October 1999 and serves as a member of our Audit Committee, a member of our Governance Committee and the Chairman of our Compensation Committee. Mr. Donovan is a nephew by marriage of Mr. Jasper B. Sanfilippo and Mr. Mathias A. Valentine, both of whom are directors of our company, and the first cousin by marriage of Jasper B. Sanfilippo, Jr., Jeffrey T. Sanfilippo, Michael J. Valentine and James A. Valentine, each of whom is an executive officer and certain of whom are also directors of our company.
The Board of Directors has concluded that Mr. Donovan should serve as a director because of the vast experience he has acquired serving as the general counsel for two publicly traded companies. In addition, Mr. Donovan’s experiences while holding executive officer positions for an automobile parts manufacturer have given him numerous insights into manufacturing and supply operations that make him an invaluable advisor to our company. Furthermore, as a former senior partner of a national law firm, Mr. Donovan also provides a key perspective as to legal issues facing companies of our size and complexity.

CORPORATE GOVERNANCE
Director Independence
On June 21, 2004, Jasper B. Sanfilippo, his spouse Marian Sanfilippo and their five children (two of whom are directors and executive officers of our company) jointly filed a Schedule 13D indicating their intention to act together as a group. The Schedule 13D was amended on March 21, 2007, January 16, 2008, and September 10, 2009. This group beneficially owns shares entitled to cast 52.3% of votes eligible to be cast on matters submitted to stockholders generally (other than the election of directors which are elected as described above). Accordingly, under Nasdaq Listing Rule 5615(c)(1), we qualify as a “controlled company.” Pursuant to the provisions of the Nasdaq rules applicable to controlled companies, we are not required to have (a) a majority of independent directors on our Board of Directors, (b) a nominations committee comprised solely of independent directors, or (c) a compensation committee comprised solely of independent directors. Nevertheless, four of our nominees for election to the Board of Directors are independent, and our Compensation Committee and Governance Committee are comprised solely of independent directors.
A director qualifies as an “independent director” under Nasdaq Listing Rule 5605(a)(2) if: (a) neither he, she nor certain members of his or her family has been an executive officer of our company within the previous three years; (b) he or she has not been an employee of the company at any time in the previous three years; (c) neither he, she nor certain family members have accepted compensation from the company (outside of certain identified compensation, such as payment for board service) in excess of $120,000 in any 12 month period within the previous three years; (d) neither he, she nor certain family members is a partner, controlling stockholder, or executive officer of an organization to which the company made or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (except solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs); (e) neither he, she nor certain family members is an executive officer of another entity where at any time during the past three years any of the executive officers of the company served on the compensation committee of such other entity; (f) neither he, she nor certain family members is a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years; and (g) he or she does not have, in the opinion of the board of directors, any relationships which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A family member is defined by Nasdaq Listing Rule 5605(a)(2) as including a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. Both Jasper B. Sanfilippo and Mathias A. Valentine are uncles by marriage of Timothy R. Donovan and the Management Team (as defined below) members and James A. Valentine are cousins by marriage of Timothy R. Donovan. However, because Timothy R. Donovan is not considered a “family member” pursuant to the Nasdaq rules, and, for the reasons discussed below, he qualifies as an independent director pursuant to Nasdaq Listing Rule 5605(a)(2).
Independence of the Board of Directors
The Board of Directors has determined that Gov. Jim Edgar, Daniel M. Wright, Ellen C. Taaffe and Timothy R. Donovan are independent under Nasdaq Listing Rule 5605(a)(2) and that such directors have no material relationships with our company that would compromise their independence. At the Board of Directors meeting held on November 3, 2010, our Board of Directors reviewed the independence of the non-management independent directors (other than Ms. Taaffe, who was not yet a member of the Board of Directors) in accordance with Nasdaq Listing Rule 5605(a)(2). In carrying out that review, our Board of Directors sought to determine whether there are or have been any relationships which would interfere with Gov. Jim Edgar’s, Daniel M. Wright’s and Timothy R. Donovan’s exercise of independent judgment in carrying out their responsibilities as directors. Specifically, our Board of Directors focused on their relationships with employees of our company and whether they, their family members or entities in which they have a significant interest, paid or received payments for property or services to or from our company. In particular, our Board of Directors considered Timothy R. Donovan’s familial relationships with the members of the Management Team, James A. Valentine, Jasper B. Sanfilippo, Mathias A. Valentine and Roseanne Christman (our Director of Creative Services and Customer Solutions), and unanimously concluded that such relationships did not impact Timothy R. Donovan’s independence because, among other reasons, (a) his relationships with the Management Team, James A. Valentine, Jasper B. Sanfilippo, Mathias A. Valentine and Roseanne Christman are sufficiently distant because his relationships to those individuals are all based upon marriage, and (b) in his role and experience as general counsel of another public company, he has a full understanding of his responsibilities with respect to being an independent director.

Ellen C. Taaffe’s independence was reviewed at the time of her appointment to the Board of Directors in January 2011. The Board of Directors concluded that Ms. Taaffe had no material relationships with our company that would require her to be classified as a non-independent director or otherwise compromise her independence.
Independence of the Compensation Committee and the Corporate Governance Committee
As a controlled company, under applicable Nasdaq Listing Rules, we are not required to maintain independent committees overseeing our compensation and nominating policies and practices. However, as a matter of good corporate governance, the Board of Directors has nevertheless determined that the best interests of our company and its stockholders are served by adopting such practices.
The Compensation Committee is comprised of Timothy R. Donovan, Chairman, Gov. Jim Edgar, Daniel M. Wright and Ellen C. Taaffe. The Governance Committee is comprised of Gov. Jim Edgar, Chairman, Daniel M. Wright, Timothy R. Donovan and Ellen C. Taaffe. Each member of the Compensation Committee and Governance Committee is an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Listing Rules.
Independence of the Audit Committee
The Board of Directors has determined that (a) each member of the Audit Committee is an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and (b) each member of the Audit Committee is “independent” for purposes of Section 10A and Rule 10A-3 of the Exchange Act.
Board of Directors — Leadership Structure
The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board of Directors (“Chairman”) and the Chief Executive Officer in any way that is in the best interests of our company and stockholders at any given point in time. The Board of Directors believes that the decision as to who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, should be assessed periodically by the Board of Directors, and that the Board of Directors should not be constrained by a rigid policy mandating that such positions be separate. The Board of Directors has determined that, in light of the current size of our company, the most efficient leadership structure is to combine the roles of Chairman and Chief Executive Officer and have Jeffrey T. Sanfilippo serve as such. Combining the roles of Chairman and Chief Executive Officer helps the Board make efficient and expeditious decisions, and allows our company to tap fully Mr. Sanfilippo’s extensive knowledge of our industry and company, as well as his proven leadership skills.
Furthermore, we believe that the combined office of the Chairman and the Chief Executive Officer puts an individual in the best position to focus the directors’ attention on the issues of greatest importance to the company and its stockholders, including issues related to strategy and risk management.
The relatively small size of our Board of Directors allows all directors, including the independent directors, to have a very active role in all Board of Directors activities. We have not identified any independent director as the “lead independent director.” Three out of our four independent directors serves as the chairman of one of the three committees of the Board of Directors and all four independent directors are the only members on these committees. The independent directors, through their committee meetings, hold regular executive sessions without the attendance of management at which discussions are facilitated by the chair of the respective committees regarding the committee’s work and responsibilities. The Board of Directors feels that it is unnecessary to distinguish one of the independent directors as a “lead independent director” at this time, although the Board of Directors will periodically assess, if appropriate, whether a lead independent director should be appointed.
Board of Directors — Role in Risk Oversight
Throughout the year, risk is an integral part of the deliberations of the Board of Directors and its committees. Importantly, the Board of Directors oversees, reviews and helps formulate our company’s strategic plan, taking into account, among other considerations, our company’s risk profile and exposures. In addition, the Board of Directors receives regular reports from management regarding specific risks that the Board of Directors or management has identified as important for the Board of Directors’ specific review and input. The Board of Directors’ risk oversight is also implemented through its committees. Although the Board of Directors as a whole has the responsibility for risk oversight, its committees also help oversee the company’s risk profile and exposures relating to matters within the scope of their authority and report to the Board of Directors about their deliberations and findings.
Specifically, the Compensation Committee reviews risks associated with our compensation programs, to ensure that incentive compensation programs do not encourage inappropriate risk-taking. The Compensation Committee determined in fiscal 2011 that the company’s compensation programs do not encourage inappropriate risk-taking. The Governance Committee considers risks related to corporate governance. The Audit Committee considers risks relating to internal controls, related party transactions, and disclosure and financial reporting.
The Board of Directors’ role in risk oversight of our company is consistent with our company’s current leadership structure because the combined office of Chairman and Chief Executive Officer enables our current Chairman and Chief Executive Officer, Jeffrey T. Sanfilippo, to more efficiently identify and effectively oversee our company’s risks and report his conclusions and recommendations regarding such risks to the full Board of Directors.
In addition, our company has created a Risk Management Committee, chaired by William R. Pokrajac, Vice President of Risk Management and Investor Relations, and consisting of Christopher H. Gardier, Vice President of Consumer Sales, Michael E. Norsen, Operations Manager, Herbert J. Marros, Director of Financial Reporting and Taxation, Brenda F. Cannon, Vice President of Food Safety/Quality and Thomas J. Fordonski, Senior Vice President, Human Resources, to aid further the Board of Directors and its committees in reviewing the risks (other than supply procurement risks) which face our company, including risks related to compensation policies and practices. The Risk Management Committee meets quarterly.
Board Meetings and Committees
Board of Directors
Our Board of Directors held seven meetings during fiscal 2011. All incumbent directors attended at least 75% of the meetings of the Board of Directors, except for Mathias A. Valentine who attended 71% of the meetings. All incumbent directors attended at least 75% of the meetings of the committees of the Board of Directors on which they served, with the exception of Timothy R. Donovan who attended 71% of the Audit Committee meetings. Seven out of eight incumbent directors attended the 2010 annual meeting of stockholders.. The separately-designated standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Governance Committee. Each committee has adopted a charter which governs its activities. These committee charters are available on our website at www.jbssinc.com.
Compensation Committee
The Compensation Committee is comprised of Timothy R. Donovan, Chairman, Gov. Jim Edgar, Daniel M. Wright and Ellen C. Taaffe, who are independent directors as described above. The Compensation Committee held six meetings during fiscal 2011.
The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the salaries, equity grants (such as RSUs or stock options), incentive compensation (such as the Sanfilippo Value Added Plan, the “SVA Plan”) and other compensation of executive officers and non-management directors (management directors are not separately compensated for their service as directors). The Compensation Committee may solicit recommendations as to compensation of non-management directors and executive officers from other members of the Board of Directors and executive officers. The Compensation Committee reviews market comparisons of the compensation of the Chief Executive Officer and other executive officers that are prepared by its independent compensation consultant and our company.
In carrying out its purposes, the Compensation Committee is authorized to take all actions that it deems necessary or appropriate, it may draw upon and direct such internal resources of the company as it deems necessary, and it may engage such compensation consultants, search firms, legal advisors and other advisors as it deems desirable, at the cost and expense of the company. The Compensation Committee has the sole authority to retain and terminate any such consultant, firm or advisor, including the sole authority to determine fees and terms of retention. The Compensation Committee is also authorized to establish a subcommittee, delegate to it the responsibilities provided for under the Compensation Committee’s charter, and grant to it as much authority, including the full authority of the Compensation Committee, as the Compensation Committee

deems necessary or appropriate, so long as the member or members of such subcommittee are independent directors as contemplated by the Compensation Committee’s charter.
In fiscal 2011, the Compensation Committee directly engaged ExeQuity LLP (“ExeQuity”), an independent compensation consultant, to, among other things, review the proposed fiscal 2011 base salaries, conduct certain market analysis, review the SVA Plan and its related targets, advise the Compensation Committee with respect to granting fiscal 2011 equity awards pursuant to the 2008 Equity Incentive Plan, as amended (the “2008 Plan”), and advise the Compensation Committee on the compensation of our executive officers and our non-management directors.
Compensation Committee Interlocks and Insider Participation
During fiscal 2011, Gov. Jim Edgar, Timothy R. Donovan (the Chairman of the Compensation Committee), Daniel M. Wright and Ellen C. Taaffe (appointed January 2011) served as the sole members of the Compensation Committee. Neither Gov. Jim Edgar, Daniel M. Wright, Ellen C. Taaffe nor Timothy R. Donovan (a) was, during the fiscal year, an officer or employee of the company, (b) was formerly an officer of the company, or (c) had any related party transactions with the company other than the one listed below for Timothy R. Donovan.
Roseanne Christman, Director of Creative Services and Customer Solutions of the company, is the sister-in-law of Timothy R. Donovan. Roseanne Christman’s total compensation for fiscal 2011 was $155,203. The Compensation Committee, of which Mr. Donovan is the Chairman, did not set Roseanne Christman’s salary. Rather, the Audit Committee, of which Mr. Donovan is a member, reviewed and approved Roseanne Christman’s salary and it will continue to review her salary along with other related parties in the future. See “Review of Related Party Transactions” below for additional discussion.
No executive officer of our company served on the board of directors or the compensation committee of another company which had any of its officers or directors serving on our Compensation Committee or on our Board of Directors at any time during fiscal 2011.
Corporate Governance Committee
The Governance Committee was formed in order to, among other things, make director nominee recommendations to the Board of Directors and to assist our company refine its corporate governance policies and procedures. The Governance Committee is comprised of Gov. Jim Edgar, Chairman, Timothy R. Donovan, Daniel M. Wright and Ellen C. Taaffe, who are independent directors as described above. The Governance Committee held four meetings during fiscal 2011.
The Governance Committee screens candidates considered for election to the Board of Directors. The Governance Committee reviews and makes recommendations on matters related to the practices, policies and procedures of the Board of Directors and the committees of the Board of Directors. The Governance Committee has the lead role in shaping our overall system of corporate governance. As part of its duties, the Governance Committee assesses the size, structure and composition of the Board of Directors and committees of the Board of Directors and coordinates the performance evaluation of the Board of Directors and the committees of the Board of Directors.
Audit Committee
The Audit Committee provides oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance. The Audit Committee also has the sole authority to: (a) retain and terminate the Independent Registered Public Accounting Firm that audits our annual consolidated financial statements; (b) evaluate the independence of the auditors; and (c) arrange with the auditors the scope of their audit. Additionally, the Audit Committee reviews our audited financial statements with management and the Independent Registered Public Accounting Firm, recommends whether such audited financial statements should be included in our Annual Report on Form 10-K and prepares a report to stockholders to be included in our proxy statement. Further, the Audit Committee reviews related party transactions as more specifically described under “Review of Related Party Transactions” below.
The Audit Committee is comprised of the independent directors Daniel M. Wright, Chairman, Timothy R. Donovan, Gov. Jim Edgar and Ellen C. Taaffe. The Audit Committee held seven meetings during fiscal 2011.
The Board of Directors has determined that (a) each member of the Audit Committee is an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Listing Rules, (b) each member of the Audit Committee is “independent” for purposes of Section 10A and Rule 10A-3 of the Exchange Act, and (c) Mr. Wright, the Chairman of the Audit Committee, and Mr. Donovan, a member of the Audit Committee, are “audit committee financial experts” as defined by the Commission. With respect to its assessment of whether Messrs. Wright and Donovan are “audit committee financial experts”, the Board of

Directors considered, among other things, Messrs. Wright and Donovan’s experience as described under “Nominees for Election by the Holders of Common Stock” and “Nominees for Election by the Holders of Class A Stock”, respectively.
Stockholder Communication with Directors
We recognize the importance of providing our stockholders with the ability to communicate with members of the Board of Directors. Accordingly, we have established a policy for stockholder communications with directors. This policy is not intended to cover communications of complaints regarding accounting or auditing matters, with respect to which we have established the “Anonymous Incident Reporting System for Accounting and Auditing Matters”, which is posted on our website at www.jbssinc.com. Stockholders wishing to communicate with the Board of Directors as a whole, or with certain directors individually, may do so by sending a written communication to the following address:
John B. Sanfilippo & Son, Inc.
Stockholder Communications with Directors
Attn: Corporate Secretary
1703 N. Randall Road
Elgin, Illinois 60123-7820
Each stockholder communication should include an indication of the submitting stockholder’s status as a valid stockholder in order to submit such communication. Each such communication will be received for handling by our Secretary for the sole purpose of determining whether the contents represent a communication to the Board of Directors or to an individual director. The Secretary will maintain originals of each communication received and will provide copies to the addressee(s) and any appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder. The Board of Directors, the committee(s) or the applicable individual director(s) may elect to respond to the communication as each deems appropriate.
Director Attendance at Meetings
It is expected that each member of the Board of Directors will be available to attend all regularly scheduled meetings of the Board of Directors and all regularly scheduled meetings of the committees on which a director serves, as well as our annual meeting of stockholders, after taking into consideration the director’s other business and professional commitments. Each director is expected to make his or her best effort to attend all of the special meetings of the Board of Directors and of the committees on which a director serves.
DIRECTOR NOMINATIONS
Director Qualifications
While there is no single set of characteristics required to be possessed by each member of the Board of Directors, the Governance Committee will consider whether to nominate a candidate for director based on a variety of criteria, including, but not limited to: (a) the candidate’s personal integrity; (b) whether the candidate has demonstrated achievement in one or more forms of business, professional, governmental, communal, scientific or educational endeavors sufficient to enable the candidate to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making regarding the array of complex issues facing our company; (c) the candidate’s level of familiarity with our business and competitive environment; (d) the candidate’s ability to function effectively in an oversight role; (e) the candidate’s understanding of the issues affecting a public company of a size and complexity similar to our company; and (f) whether the candidate has, and is prepared to devote, adequate time to the Board of Directors and its committees. Under exceptional and limited circumstances, the Governance Committee may approve the candidacy of a candidate notwithstanding the foregoing criteria if the Governance Committee believes the service of such a nominee is in our best interests and those of our stockholders.
In selecting candidates, the Governance Committee and the Board of Directors take diversity into account, seeking to ensure a representation of varied perspectives and experience, although neither the Governance Committee nor the Board of Directors has prescribed specific standards for diversity or adopted a written diversity policy.
However, the Governance Committee considers certain items to be minimum requirements for nomination to our Board of Directors. Those requirements are: (a) a commitment to the duties and responsibilities of a director; (b) the ability to contribute meaningfully to the Board of Directors’ supervisory management of the company and its officers; and (c) an outstanding record of integrity in prior professional activities.

In addition, the Governance Committee ensures that:
•	at least three of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the principal stock market on which our common shares are listed for trading;

•	all members of the Audit Committee satisfy the financial literacy requirements required under the rules of the principal stock market on which our common shares are listed for trading;

•	at least one of the Audit Committee members qualifies as an audit committee financial expert under the rules of the Commission; and

•	at least one of the independent directors has experience as a senior executive at a public company or a substantially-large private company.
In selecting a nominee for our Board of Directors, the Governance Committee may receive suggestions from many different groups including, but not limited to, the company’s current and former executive officers and directors, and such suggestions may or may not be in response to a request from the Governance Committee. As described below, the Governance Committee will also consider nominations from stockholders. From time to time, the Governance Committee may engage a third party for a fee to assist it in identifying potential director candidates.
After identifying a potential director nominee and deciding to further pursue the potential nominee, the Governance Committee will then evaluate the potential nominee by using information collected from a variety of sources. Those sources include, but are not limited to, publicly available information, information provided by knowledgeable members of the company and information provided by the potential candidate. The Governance Committee may contact the potential nominee to determine his or her interest and willingness to serve as a director and may conduct one or more in-person or telephonic interviews with the potential candidate. The Governance Committee may contact references of the potential candidate or other members of the professional community who may have relevant knowledge of the potential candidate’s qualifications and successes. The Governance Committee may compare the potential candidate’s information to all such information collected for other potential candidates.
The Governance Committee considered diversity in making decisions about potential candidates and believes that the appointment of Ms. Taaffe to the Board of Directors, who brings with her extensive and broad experience in sales and marketing, further enhances the Board’s strengths and capabilities.
Nominations of Directors by Stockholders
The Governance Committee does not solicit, but will consider, nominees for director submitted by holders of our Common Stock and Class A Stock. The Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it uses for all other candidates, although the number of shares held by the proposing stockholder and the length of time such shares have been held may be considered by the Governance Committee.
Stockholders wishing to have the Governance Committee consider a director nominee may do so by sending notice of the nominee’s name, biographical information and qualifications to:
Governance Committee
c/o Corporate Secretary
John B. Sanfilippo & Son, Inc.
1703 N. Randall Road, Elgin, Illinois 60123-7820
Under our company’s Bylaws and applicable law, all director nominations submitted by our stockholders must provide (a) all information relating to the nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or as is otherwise required, pursuant to and in accordance with Regulation 14A under the Exchange Act, (b) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (c) the submitting stockholder’s written consent to being named in the proxy statement as the stockholder recommending the director nomination. In addition, such notice of a nominee shall include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on our company’s books, and of such beneficial owner, (b) the class and number of shares of stock of our company which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of the stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nominee, and (d) a representation of whether the stockholder or the beneficial owner, if any, intends to or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of our company’s outstanding capital stock required to elect the nominee and/or (ii) otherwise solicit proxies from stockholders in support of the nominee’s election. The foregoing requirements will be deemed satisfied by the stockholder if that stockholder has notified our company of his, her or its intention to present a nomination at an annual meeting in compliance with the applicable rules and regulations under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by our company to solicit proxies for such annual meeting. Our company may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of our company.
Please see “Stockholder Proposals for the 2012 Annual Meeting” below for the notice deadlines for stockholder’s director nominations to be considered for inclusion in our company’s proxy materials and stockholder’s director nominations to be presented at the 2012 annual meeting (but not to be included in our company’s proxy materials).
PROPOSAL 2: RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm to examine our consolidated financial statements for the 2012 fiscal year, and to render other professional services as required, in accordance with our pre-approval policies and procedures described below. The Audit Committee and the Board of Directors, as a matter of company policy, are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification.
If the stockholders do not vote on an advisory basis in favor of the appointment of PricewaterhouseCoopers LLP as our company’s Independent Registered Public Accounting Firm, the Audit Committee will reconsider whether to engage PricewaterhouseCoopers LLP but may ultimately determine to engage PricewaterhouseCoopers LLP or another audit firm without re-submitting the matter to stockholders. Even if the stockholders vote in favor of the selection of PricewaterhouseCoopers LLP, the Audit Committee may, in its sole discretion, terminate the engagement of PricewaterhouseCoopers LLP and direct the appointment of another Independent Registered Public Accounting Firm at any time during the year.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.
Aggregate fees billed by our Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2011	2010
Audit Fees(1)	$720,000	$630,000
Audit Related Fees(2)	—	624,244
Tax Fees(3)	—	—
All Other Fees(4)	2,400	2,000

Total(5)	$722,400	$1,256,244

(1)	Comprised of services for the audit of our annual financial statements, the audit of our internal control over financial reporting, reviewing of our quarterly financial statements, consents and reviewing documents to be filed with the Commission.

(2)	Comprised of $179,244 of due diligence work and $445,000 of audit work related to our OVH acquisition and the audit of the 2009 and 2008 OVH financial statements included in Form 8-K/A dated August 3, 2010.

(3)	Comprised of services for tax compliance, tax planning, tax advice and other tax services. Tax compliance services include the preparation of our federal and state income tax returns.

(4)	Comprised of the licensing of accounting technical research software.

(5)	The actual amount paid by us is different than the total amount as stated here due to the variations in the timing of the billing cycles.
Reports on our Independent Registered Public Accounting Firm’s projects and services are presented to the Audit Committee on a regular basis. The Audit Committee is solely responsible for the engagement of our Independent Registered Public Accounting Firm. The Audit Committee has established pre-approval policies and procedures in order for our Independent Registered Public Accounting Firm to perform all audit services and permitted non-audit services. These pre-approval policies and procedures allow for either general or specific pre-approval of certain designated services, depending on the type of service. All services not subject to the general pre-approval framework must be specifically pre-approved by the Audit Committee. Under the pre-approval policies and procedures, the Audit Committee may delegate pre-approval responsibilities to its chairman or any other member or members. All of the fees described above were approved by the Audit Committee pursuant to our pre-approval policies and procedures.
The Board of Directors recommends a vote “FOR” ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2012 fiscal year.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s Independent Registered Public Accounting Firm for fiscal 2011, the company’s audited financial statements as of and for the year ended June 30, 2011. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and is responsible for preparing the consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). PricewaterhouseCoopers LLP is responsible for auditing those financial statements and for giving an opinion regarding the conformity of the financial statements with GAAP. Additionally, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management, the company’s internal auditors and PricewaterhouseCoopers LLP, management’s report on the operating effectiveness of internal control over financial reporting, including PricewaterhouseCoopers LLP’s related report.
The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required by Statement on Auditing Standards No. 114, The Auditors’ Communication with Those Charged with Governance, by the Auditing Standards Board of the American Institute of Certified Public Accountants (such Statement on Auditing Standards superseded Statement on Auditing Standards No. 61, Communication with Audit Committees). In addition, the Audit Committee has received and reviewed the written disclosures and letter from PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, as required by Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board (such Ethics and Independence Rule superseded Independence Standard No. 1, Independence Discussions with Audit Committees). Also, the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP, including whether PricewaterhouseCoopers LLP’s independence is compatible with PricewaterhouseCoopers LLP providing non-audit services to the company. Based on the foregoing discussions and reviews, the Audit Committee is satisfied with the independence of PricewaterhouseCoopers LLP.
In reliance on the reviews and discussions described above and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended June 30, 2011, for filing with the Commission.

Respectfully submitted by all of the members of the Audit Committee of the Board of Directors.
Daniel M. Wright, Chairman
Timothy R. Donovan
Governor Jim Edgar
Ellen C. Taaffe
The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by SEC rules, we are providing our shareholders with an advisory, nonbinding vote to approve the compensation paid to our named executive officers, as we have described it in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement, beginning on page 28.
As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees our executive compensation program and determines compensation awarded to our named executive officers. The Compensation Committee recommends changes to the executive compensation program and recommends the awards of executive compensation to be paid as appropriate to reflect our performance and to promote the main objectives of the program. These objectives include helping us attract, motivate, reward and retain superior leaders who are capable of creating sustained, lasting value for our stockholders, and to promote a performance-based culture that is intended to align the interests of our executives with those of our stockholders.
Highlights of our program include:
•	True “pay for performance” design. As set forth more fully in the Compensation Discussion and Analysis and related Summary Compensation Table, the company did not achieve targeted levels of financial performance and therefore no incentive compensation was awarded to our named executive officers due to the company’s performance in fiscal 2011;

•	Our named executive officers do not have employment agreements and have entered into clawback agreements entitling the company to recover payments to executives who engage in certain types of misconduct;

•	Limited perquisites and personal benefits awarded to the executives as set forth in the Summary Compensation Table;

•	Awarding restricted stock units to encourage our executives to remain with the company long-term and to align further their interests with the interests of our stockholders; and

•	Overall compensation that falls modestly below the 50th percentile of a certain peer group of companies as determined by the Compensation Committee’s independent compensation consultant.
We are asking our stockholders to indicate their support for the compensation paid to our named executive officers by casting a FOR vote on this proposal. We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately in light of our goals and business and is adequately working to ensure that executives’ interests are aligned with our stockholders’ interests to support long-term value creation.
You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item or the policies generally regarding executive compensation, but rather the overall compensation paid to our named executive officers.
While this vote is advisory and not binding on our company, the Board of Directors and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Stockholder Communications with Directors” as set forth in this Proxy Statement.
The Board of Directors recommends a vote FOR the approval of the advisory vote on executive compensation.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
We are also providing our stockholders with an advisory, nonbinding vote on how frequently the advisory vote on executive compensation should be presented to stockholders, as required by SEC rules. You may vote your shares to have the advisory vote held every year (i.e. annually), two years or three years, or you may abstain.
While this vote is advisory and not binding on our company, the Board of Directors and the Compensation Committee expect to take into account the outcome of the vote, along with other relevant factors, when considering the frequency of future advisory votes on executive compensation. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Stockholder Communications with Directors” as set forth in this Proxy Statement.
After careful consideration and dialogue with our stockholders, the Board of Directors has determined that holding an advisory vote on executive compensation annually is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur annually, which is set forth as “One Year” on the proxy card.
An annual vote is consistent with certain existing executive compensation practices where we evaluate or respond to internal pay dynamics, the competitive compensation market, governance requirements, best practices, and investor preferences, such as: (a) our practice of electing all directors annually; (b) our practice of annually providing stockholders the opportunity to ratify the Audit Committee’s selection of our Independent Registered Public Accounting Firm; and (c) our disclosure of executive compensation matters annually as required in our Proxy Statement. Furthermore, we believe that the best way to receive stockholder feedback on our executive compensation decisions is to have frequent votes.
The Board of Directors recommends that the frequency of the advisory vote on executive compensation to be held annually (ONE YEAR).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Directors
During fiscal 2011, compensation to directors who were not employees of our company was paid at the rate of $31,200 per year plus $1,600 for each Board of Directors or committee meeting attended and $1,100 for telephonic meetings of the Board of Directors or committee meetings in which they participated. In addition, the Audit Committee Chairman and Compensation Committee Chairman were paid at the rate of $10,400 per year. The Governance Committee Chairman was paid at a rate of $5,200 per year. Directors are also reimbursed for their reasonable expenses incurred in attending such meetings. Directors who are employees of our company receive no additional compensation for their services as directors.
Under the 2008 Plan, as amended, a director who is not an employee of our company, our subsidiary, or any of their affiliates (an “Outside Director”) is eligible to participate in the 2008 Plan. On November 2, 2010, the Compensation Committee approved a grant of 3,000 RSUs to each of our five Outside Directors at that time, with a grant date of November 17, 2010. Ellen C. Taaffe was awarded 3,000 RSUs on January 25, 2011 with a grant date of February 4, 2011 upon her appointment to the Board of Directors. These RSUs will vest on November 9, 2011, and once vested, they generally become payable in an equal number of Common Stock after the director ceases being a member of the Board of Directors.
The aggregate compensation paid to or earned by Outside Directors during fiscal 2011 was $542,930, as detailed in the following table:
Director Compensation for Fiscal Year 2011

				Change in
				Pension Value
				and
				Nonqualified
	Fees Earned			Deferred	All Other
	or Paid in	Option	Stock Awards	Compensation	Compensation
Name	Cash ($)	Awards ($)	($)(1)	Earnings ($)	($)	Total ($)
Timothy R. Donovan(2)	69,900	—	36,600	—	—	106,500
Governor Jim Edgar(3)	67,400	—	36,600	—	—	104,000
Daniel M. Wright(4)	73,700	—	36,600	—	—	110,300
Ellen C. Taaffe(5)	34,600	—	34,230	—	—	68,830
Mathias A. Valentine(6)	38,700	—	36,600	—	—	75,300
Jasper B. Sanfilippo(7)	41,400	—	36,600	—	—	78,000

	325,700	—	217,230	—	—	542,930

(1)	The amounts in the “Stock Awards” column reflect the grant date fair value of the RSUs awarded in fiscal 2011. The grant date fair value was determined by using the closing price of our Common Stock on the grant date multiplied by the number of RSUs awarded in fiscal 2011. Each Outside Director was awarded 3,000 RSUs in fiscal 2011. As of June 30, 2011, each Outside Director had 4,000 RSUs outstanding, except for Ellen C. Taaffe who had 3,000 RSUs outstanding, which are scheduled to vest on November 9, 2011.

(2)	The “Fees Earned or Paid in Cash” column for Mr. Donovan consists of annual retainer fees of $31,200, committee chairmanship fees of $10,400, and meeting fees of $28,300. As of June 30, 2011, Mr. Donovan had 6,250 stock options outstanding.

(3)	The “Fees Earned or Paid in Cash” column for Gov. Edgar consists of annual retainer fees of $31,200, committee chairmanship fees of $5,200, and meeting fees of $31,000. As of June 30, 2011, Gov. Edgar had 7,000 stock options outstanding.

(4)	The “Fees Earned or Paid in Cash” column for Mr. Wright consists of annual retainer fees of $31,200, committee chairmanship fees of $10,400, and meeting fees of $32,100. As of June 30, 2011, Mr. Wright had 3,000 stock options outstanding.

(5)	The “Fees Earned or Paid in Cash” column for Ms. Taaffe consists of annual retainer fees of $23,400 and meeting fees of $11,200.

(6)	The “Fees Earned or Paid in Cash” column for Mr. Valentine consists of annual retainer fees of $31,200 and meeting fees of $7,500.

(7)	The “Fees Earned or Paid in Cash” column for Mr. Sanfilippo consists of annual retainer fees of $31,200 and meeting fees of $10,200.
During fiscal 2011, the company paid premiums on certain life insurance policies that were previously assigned to the company in 2003. The premiums paid were for life insurance policies on the lives of Jasper B. Sanfilippo, Mathias A. Valentine and their respective spouses. See “Certain Insurance Policy Arrangements” below.

COMPENSATION DISCUSSION AND ANALYSIS
The following is a discussion and analysis of the compensation paid to the following persons (collectively, the “named executive officers”) during the 2011 fiscal year:
•	Jeffrey T. Sanfilippo, our Chief Executive Officer and Chairman,

•	Jasper B. Sanfilippo, Jr., our Chief Operating Officer, President and Assistant Secretary,

•	Michael J. Valentine, our Chief Financial Officer, Group President and Secretary,

•	James A. Valentine, our Chief Information Officer and

•	Walter R. Tankersley, our Senior Vice President of Procurement and Commodity Risk Management.
Publicly Traded and Family-Owned
In 1922, Gaspare Sanfilippo and his son, John Sanfilippo, founded our company as a small storefront pecan shelling operation located in Chicago, Illinois. In 1959, our company began to diversify by beginning to roast a variety of nut types. In 1963, Jasper B. Sanfilippo, Gaspare Sanfilippo’s grandson and our former Chairman of the Board of Directors and current member of the Board of Directors, assumed the management of our company. Over the next forty years, Jasper B. Sanfilippo, along with Mathias A. Valentine, Jasper B. Sanfilippo’s brother-in-law and current member of the Board of Directors, expanded our company from a storefront operation in Chicago, Illinois, to a publicly traded nut company with operations located in Illinois, Texas, Georgia, California and North Carolina.
Unlike most other publicly traded companies, our company remains largely family owned and controlled. As discussed elsewhere in this Proxy Statement, the Sanfilippo and Valentine families control 52.3% and 24.4%, respectively, of the voting control of our company. In addition, our Board of Directors and management continue to be largely comprised of members of the Sanfilippo and Valentine families. Jasper B. Sanfilippo is the father of (and Mathias A. Valentine is the uncle of) Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. Mathias A. Valentine is the father of (and Jasper B. Sanfilippo is the uncle of) Michael J. Valentine and James A. Valentine.
We qualify as a “controlled company” under Nasdaq Listing Rule 5615(c)(1) because the Sanfilippo family (operating as a group) has the ability to direct 52.3% of voting control of our company. In accordance with the provisions of the Nasdaq rules applicable to controlled companies, we are not required to have a compensation committee comprised solely of independent directors. Even though our company is not required to have an independent compensation committee, we have, nonetheless, decided to comply voluntarily with the Nasdaq provision. Accordingly, our Compensation Committee is comprised of Timothy R. Donovan, Chairman, Daniel M. Wright, Ellen C. Taaffe and Gov. Jim Edgar, all of whom are independent directors under Nasdaq rules. As discussed below, when making decisions regarding the compensation of the named executive officers and other members of our executive team, the unique structure of our company impacts the Compensation Committee’s decision-making process.

The Role of the Compensation Committee
The Compensation Committee of the Board of Directors administers our company’s executive compensation program. In that regard, the purposes of the Compensation Committee, among others, are as follows:
•	Oversee the establishment of annual, long-term and other performance goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers;

•	Evaluate the performance of the Chief Executive Officer and other executive officers;

•	Review and recommend to the Board of Directors for approval the manner and amount of compensation and all other employment related terms and agreements with respect to the Chief Executive Officer and all other executive officers;

•	Review and recommend to the Board of Directors for approval retirement, health and welfare and other benefit plans, policies and arrangements for the employees of our company;

•	Administer all stock option, RSU, other equity-related, incentive and other performance-related compensation plans and grant stock options, RSUs and other awards; and

•	Review, from time to time, market comparisons of the compensation of the Chief Executive Officer and other executive officers.
Our company’s compensation philosophy is based upon principles designed to align executive compensation with our company’s objectives, management initiatives and business financial performance. In making decisions with respect to executive compensation, the Board of Directors and the Compensation Committee apply, among others, the following key principles:
•	Our total compensation should be comparable to that paid by our company’s primary competitors, to enable our company to attract and retain key executives who are critical to our success;

•	Our company should reward executives for long-term strategic management and the enhancement of stockholder value;

•	Our company should support a performance-oriented environment that rewards performance based on our company’s performance and the individual executive’s performance; and

•	Our total compensation structure should balance the costs and benefits associated with both (a) short-term and long-term compensation and (b) cash and non-cash compensation, to achieve continuous improvement in financial performance and enhance employee retention and recruiting.
With respect to all areas of compensation, the Compensation Committee regularly communicates with management. For example, management is usually present for a large portion of every Compensation Committee meeting. This allows the Compensation Committee to solicit management’s feedback regarding various compensation matters, such as management’s views regarding salary increases, equity compensation (such as RSUs or stock options) and the components of the SVA Plan.
Overview of Fiscal 2011 Executive Compensation Program
Our total compensation program for the named executive officers and other executive officers in fiscal 2011 consisted of both cash compensation and equity-based compensation in the form of RSUs. Each executive officer’s annual cash compensation is comprised of a base salary and an opportunity to earn an annual incentive award under the SVA Plan. The SVA Plan rewards participants for year-over-year improvement in our net operating profit after tax in excess of our annual cost of capital, as determined using the average expected return on our company’s debt and equity capital. In addition to other standard benefits available to all salaried employees, we provide life insurance for all named executive officers and participation in our Supplemental Retirement Plan (“SERP”) for certain named executive officers.

Operating Principles
When setting the various components of compensation for our named executive officers, the Compensation Committee’s overriding objective is to increase stockholder value. In connection with furthering this objective, the Compensation Committee broadly considered the factors more specifically set forth below when setting compensation for our named executive officers in fiscal 2011.
     Management Philosophy. The Management Team, which consists of Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr. and Michael J. Valentine (the “Management Team”), has established an executive committee comprised of all of the named executive officers, as well as certain other executive officers (the “Executive Committee”). The members of this Executive Committee work together to manage our company’s affairs, which includes meeting regularly to discuss various aspects of our company’s operations. The Management Team has adopted this collaborative approach to management for several reasons, including (a) the Management Team’s belief that input from the non-Management Team Executive Committee members is essential to our company’s success and (b) the Management Team’s belief that the familial relationship between the Management Team members lends itself naturally to a collaborative approach to management. The Compensation Committee supports the Management Team’s overall team-oriented approach to managing our company. Accordingly, at the Management Team’s request, the Compensation Committee generally determined that the Management Team members’ compensation should all be equal for fiscal 2011.
     Food Industry Comparison Group. When setting compensation for the named executive officers for fiscal 2011, the Compensation Committee compared elements of compensation (base salary, incentive compensation and equity grants) against the compensation reported for the named executive officers of a select group of other companies engaged in a similar business and of a similar size to our company (the “Food Industry Comparison Group”) as an independent measure of reasonableness. For fiscal 2011, the Food Industry Comparison Group was comprised of 12 publicly traded companies engaged in the food industry with annual sales between $200 million and $1.1 billion. The Compensation Committee’s independent consultant prepared the reports regarding the Food Industry Comparison Group. For fiscal 2011, the Food Industry Comparison Group consisted of the following companies:
B&G Foods, Inc.
Cal-Maine Foods, Inc.
Calavo Growers, Inc.
Diamond Foods, Inc.
Farmer Bros. Co.
Green Mountain Coffee Roasters, Inc.
J & J Snack Foods Corp.
Lancaster Colony Corporation
Lance, Inc.
Overhill Farms, Inc.
Smart Balance, Inc.
Tootsie Roll Industries, Inc.
     Individual Performance. Notwithstanding the Management Team’s collaborative approach to management, the Compensation Committee considered the individual performance of our company’s management when it set the various components of compensation in fiscal 2011.
     Independent Consultant. The Compensation Committee also utilized its independent consultant, ExeQuity, to provide guidance regarding the compensation of our named executive officers. For fiscal 2011, the independent consultant reviewed the various components of compensation for our named executive officers, as well as the proposed changes in such compensation, and advised the Compensation Committee regarding how the changes compared to the Food Industry Comparison Group.

Direct Compensation
Base Salary
The Compensation Committee recommends to the Board of Directors the level of base salary for named executive officers, including the Chief Executive Officer, and the other executive officers. When determining the base salaries of our named executive officers and executive officers for fiscal 2011, the Compensation Committee considered: (a) the Management Team’s collaborative approach to management; (b) the Compensation Committee’s historical practices, including the salaries paid by us to our named executive officers and executive officers during the immediately preceding fiscal year; (c) the salaries paid to the named executive officers of the companies in the Food Industry Comparison Group; (d) the individual performance of our named executive officers and executive officers; and (e) the input from the Compensation Committee’s independent consultant, including information regarding general executive salary trends and survey information.
In connection with setting the base salaries for fiscal 2011, the Compensation Committee informally reviewed the individual performance of our company’s management. The reviews consisted of the Compensation Committee members’ observations of the Chief Executive Officer and other top executive officers’ performance throughout the fiscal year and specifically with respect to each individual officer’s (a) roles and functions, and the fulfillment thereof and (b) positive contribution to our overall performance.
Based upon all of the foregoing factors, and with the objective to move salaries closer to market median, our Compensation Committee decided to implement a 7.0% increase in the salaries paid to the Management Team for fiscal 2011 and a 3.0% and a 2.0% increase in the salaries for James A. Valentine and Walter R. Tankersley, respectively, for fiscal 2011. The uniform increase to the base salary of the Management Team was approved in part because of the Management Team’s collaborative approach to management outlined above.
After taking these increases into account, base salaries for the named executive officers are, in the aggregate, modestly below the 50th percentile for the Food Industry Comparison Group. However, it should be noted that, among other things, the roles of the named executive officers in the Food Industry Comparison Group may not fully align with the roles of our named executive officers. For example, our Chief Financial Officer also serves as Group President. In addition, market data for the Management Team was viewed relative to the average of the top three officers at each company in the Food Industry Comparison Group due to our collaborative approach to management, as opposed to a more traditional approach of individually comparing the pay of each member of the Management Team to the other individual top three officers of the companies in the Food Industry Comparison Group.
Sanfilippo Value Added Plan
In 2008 the Compensation, Nominating and Governance Committee (the “CNG Committee”) (which was the committee that existed prior to the creation of a separate Compensation Committee and a separate Governance Committee) developed the SVA Plan with input from the Management Team. Specifically, the Management Team worked with a consultant other than ExeQuity, the Compensation Committee’s independent consultant, to create a value-driven company culture and a financial performance turnaround, including the development of supporting incentives, such as the SVA Plan. After months of planning, the Management Team, along with the company’s consultant, proposed the SVA Plan to the CNG Committee and the CNG Committee’s independent consultant. The Management Team explained to the CNG Committee and its independent consultant that the SVA Plan would motivate plan participants to work closely together towards significantly improving our company’s financial performance. After much consideration and certain modifications by the CNG Committee and its independent consultant, the CNG Committee concurred with the Management Team that the SVA Plan was in our company’s best interest and recommended the SVA Plan to the Board of Directors for approval. After deliberation, the Board of Directors ultimately approved and adopted the SVA Plan. Fiscal 2008 was the first fiscal year during which our company’s SVA Plan was in effect.
The SVA Plan rewards plan participants with incentive compensation for year-over-year improvement in our net operating profit after tax in excess of our annual cost of capital, as determined by using the average expected return on our company’s debt and equity capital (such year-over-year improvement hereinafter referred to as “SVA”). The Compensation Committee believes that the SVA Plan motivates the plan participants to improve our company’s financial performance and more effectively manage its working and fixed capital. For fiscal 2011, the SVA Plan participants included members of the Executive Committee and over 180 other salaried personnel.
SVA Targets and Payments
In connection with the adoption of the SVA Plan in 2008, the Compensation Committee, with the assistance of its independent consultant, the Management Team, (which, as discussed above, consists of Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr, and Michael J. Valentine) and a company consultant, established our targeted SVA goal for fiscal years 2009, 2010 and 2011. Targeted SVA goals were set for a three year period because the Compensation Committee wanted to incentivize management to focus on value creation over the long term. For fiscal 2011, the Compensation Committee established each SVA Plan participant’s percentage of base salary to be used for computing their incentive compensation payment (“Salary Percentage”). If the actual SVA for a fiscal year exceeds the SVA threshold set by the Compensation Committee, then the SVA Plan participants’ bonus bank is credited with a “SVA Bonus Declared”, which is an amount equal to a participant’s salary times their Salary Percentage times the SVA Multiple. The “SVA Multiple”, as used herein, is the ratio that reflects our company’s SVA improvement in a fiscal year. If the actual SVA improvement in a fiscal year is equal to the targeted SVA goal for the fiscal year, then the SVA Multiple is “1”, and the SVA Bonus Declared is equal to the participants’ salary times their Salary Percentage times 1. This payout is referred to as the “Target SVA Payout”. For fiscal 2011, each SVA Plan participant had a Salary Percentage ranging from 5% to 70% of their base salary and, based on our actual SVA results for fiscal 2011, the company achieved a SVA Multiple of negative 1.31.
The Management Team (Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr. and Michael J. Valentine) had a Salary Percentage of 70% of their base salary for fiscal 2011. All other members of the Executive Committee, including the remaining named executive officers, had a Salary Percentage of 60% of their base salary for fiscal 2011. The Compensation Committee set these two Salary Percentages in light of the Management Team’s collaborative approach to management and the substantial responsibility held by each Executive Committee member.
For fiscal 2011, 20% of the incentive compensation that could have been awarded to each of the members of the Management Team would have been subject to the Compensation Committee’s discretion based on the members’ individual performances. When compared to the non-discretionary portion of the incentive compensation award (80% of the award), the Compensation Committee’s determination of the remaining discretionary portion (20% of the award) could either increase or decrease the total incentive compensation award paid out, or the Compensation Committee could determine not to award any incentive compensation on the discretionary side. The Compensation Committee would have used specific SVA-based initiatives that had been pre-approved by the Compensation Committee to evaluate the individual performance of each of the members of the Management Team. The Compensation Committee believes that this formal evaluation process has resulted in the Management Team’s overall improved performance and improved understanding of the Compensation Committee’s expectations regarding performance. For fiscal 2011, the Compensation Committee did not need to consider awarding incentive compensation on the basis of the individual performance goals for the members of the Management Team due to the negative 1.31 SVA Multiple.
For fiscal 2011, no incentive compensation was awarded due to the negative SVA Multiple for fiscal 2011.
Treatment of Bonus Bank Payments
Each participant in the SVA Plan at the beginning of fiscal 2011 had a “bonus bank” (which consisted of $918,999 in the aggregate for the named executive officers), representing amounts for prior SVA Bonus Declared that was not paid out. The fiscal 2011 SVA Bonus Declared would have been added to or subtracted from the beginning of the year bonus bank to determine the SVA bonus to be paid.
Due to the extent of the negative SVA Multiple for fiscal 2011, no SVA bonuses were paid, even after considering the positive beginning of fiscal 2011 bonus banks. The Compensation Committee amended the SVA Plan during fiscal 2011 to, among other things, eliminate the bonus bank feature of the SVA Plan. If the SVA Plan were not amended, participants would have begun fiscal 2012 with a negative bonus bank.
The SVA Plan defines a “change in control” as the later of: (a) the date on which no shares of our company’s Class A Stock remain outstanding; and (b)(i) a change in the ownership of our company, (ii) a change in the effective control of our company or (iii) a change in the ownership of a substantial portion of the assets of our company (each of (i)-(iii) as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)). In the event of a change in control during a fiscal year, at the end of that fiscal year the amount of incentive compensation for the fiscal year will be determined and paid to the participant to a maximum SVA Multiple of 2.0. The amount of incentive compensation paid is determined by pro-rating it for the actual number of days in the fiscal year before the change in control.
Our negative fiscal 2011 SVA Multiple eliminated the entire bonus banks and no SVA bonuses were paid. If the Compensation Committee had not amended the SVA Plan during fiscal 2011, then the participants would have ended fiscal 2011 with negative bonus banks.
The following table summarizes how the Compensation Committee treated the bonus bank amounts for the 2011 fiscal year.

Treatment of Bonus Bank Amounts—Fiscal Year 2011
	Bonus Bank—
	Starting Balance	New Bonus	Amount of Bonus	Bonus Paid for FY
Participant	FY 2011	Declared—FY 2011	Bank Forfeited	2011
Jeffrey T. Sanfilippo	$206,431	$0	-$206,431	$0
Michael J. Valentine	$206,431	$0	-$206,431	$0
Jasper B. Sanfilippo, Jr.	$206,431	$0	-$206,431	$0
James A. Valentine	$164,568	$0	-$164,568	$0
Walter R. Tankersley	$135,138	$0	-$135,138	$0
Equity Awards Under the 2008 Plan
As described under “Security Ownership of Certain Beneficial Owners and Management” the Management Team, and the 13D “groups” to which they belong, have a large ownership interest in our company. The Compensation Committee recognizes that the Management Team’s large equity holdings in our company have resulted in aligning the Management Team’s interests with those of our stockholders. The Compensation Committee believes that this alignment is beneficial to our company and therefore it annually grants equity awards to all of our executive officers, including members of the Management Team. However, in part because of the Management Team’s large pre-existing equity ownership of our company, grants of equity awards to the named executive officers were not considered to be a key component of compensation in fiscal 2011 and as such, the awards were below the 50th percentile of the Food Industry Comparison Group.
In the event of termination of employment by resignation or for cause, all unexercised option awards or unvested RSUs are forfeited as of the termination date. In the event of termination by reason of death, option awards, to the extent exercisable, may be exercised at any time within one year after the date of death, and RSUs will vest on a prorated basis. In the event of termination by reason of retirement under the provisions of a retirement plan, option awards, to the extent exercisable, may be exercised within 90 days after the date of retirement or one year after the date of retirement if the grantee died during the 90-day period. In the event of termination by reason of permanent disability, option awards, to the extent exercisable, may be exercised within one year after the termination date, and RSUs will vest on a prorated basis. Provided that our company does not give notice to stock award grantees of its intent to cancel all unexercised awards as of the date of a “change in control” (as defined in the 2008 Plan), all unexercised awards may be exercised commencing on the date of a change in control. Once awarded, equity awards cannot be modified in any other respect. Awards of stock options or stock appreciation rights are limited to 100,000 shares annually, and awards of Common Stock, restricted stock, or RSUs are limited to 50,000 shares annually.
In fiscal 2011, members of the Executive Committee, including Management Team members, were each granted 500 to 1,500 RSUs that vest on the third anniversary of the grant date as a result of fiscal 2010 operating results and performance. The Compensation Committee approved the grant on August 25, 2010, with a grant date of September 9, 2010. Also in fiscal 2011, members of the Executive Committee, including Management Team members, were each granted 3,000 to 4,000 RSUs that vest on the third anniversary of the grant date. In deciding the number of RSUs to grant an Executive Committee member in fiscal 2011, the Compensation Committee considered the number of equity awards granted to each Executive Committee member in the preceding fiscal year and the responsibilities of each executive officer. However, due to the Management Team’s collaborative approach to management, each member of the Executive Committee (including each of the Management Team members) was granted a similar number of RSUs. The Compensation Committee historically approves the number of equity awards to be granted for any given fiscal year at the second Compensation Committee meeting held during the fiscal year (typically, in October or November). Beginning in fiscal 2007, annual equity award grant dates are set on the 10th business day after the grant approval date — this date was chosen for administrative, compliance and governance reasons. For the fiscal 2011 RSU award grant, the Compensation Committee approved the grant on November 2, 2010, with a grant date of November 17, 2010.
In order to enhance our company’s management recruiting abilities, the Compensation Committee authorized the Management Team to, at its discretion, grant up to 1,500 equity awards to each new management hire. The Compensation Committee is informed of these grants, if any, for a particular fiscal year on the date of the first Compensation Committee meeting that is held in the succeeding fiscal year. These grants are approved for issue at the employment start date with the grant date being the 10th business day following the employment start date, and the exercise price is the closing price on the NASDAQ Global Market on the grant date. In fiscal 2011, the Management Team awarded an option grant to one new hire, who was not a named executive officer. In future years, it is possible that the Management Team could grant equity awards to a new hire who could become a named executive officer in that same fiscal year when his or her employment started or in future fiscal years.
Stock Ownership Guidelines
During fiscal 2011, the Board of Directors established new stock ownership guidelines for executive officers and outside directors. Generally, executive officers and outside directors must hold a minimum of 10,500 shares of our company’s Common Stock before any Common Stock can be sold or equity awards exercised for cash. The minimum amount is 20,000 shares for members of the Management Team.
Company-Provided Benefits
In addition to the direct compensation described above, our company offers certain other benefits to our executive officers, including the named executive officers. At this time, our company does not maintain any employment agreements with our named executive officers.
Life Insurance We provide the named executive officers with life insurance.
Company-Sponsored Retirement Plans Our company offers retirement plans for eligible employees, as follows:
     401(k) Plan. The company’s 401(k) Plan is a tax-qualified defined-contribution retirement plan. All non-union, salaried employees who were 18 years of age as of June 30, 2011 or are 21 years of age or older after June 30, 2011, and have completed one year of service, including the named executive officers, are eligible to participate in our 401(k) Plan. All participants in our 401(k) Plan may receive company matching contributions of 50% of the employee’s contribution; however, the match may not exceed 4% of an employee’s salary. The Compensation Committee may approve an additional match of up to 2% of an employee’s salary subject to the 50% limitation. The Compensation Committee approved this additional 2% matching contribution in fiscal 2011. Our company contributed $17,043 as matching funds under the 401(k) Plan for fiscal 2011 for the named executive officers as a group.
     SERP. On August 2, 2007 the CNG Committee approved a restated Supplemental Retirement Plan, (the “SERP”) for certain named executive officers and key employees of our company. The restated SERP changes the plan adopted on August 25, 2005 to, among other things, clarify certain actuarial provisions and incorporate new Internal Revenue Service (“IRS”) requirements. The current SERP participants are Jasper B. Sanfilippo and Mathias A. Valentine, as former employees, members of the Management Team and James A. Valentine. The purpose of the SERP is to provide unfunded, non-qualified deferred compensation benefits to participants upon retirement, disability or death. The Compensation Committee believes that the SERP is a useful tool in motivating employees that are key to our company’s success and helps to ensure that the benefits provided by our company are competitive with the market. The current plan participants were chosen by our CNG Committee (prior to the creation of a separate Compensation Committee) based upon numerous factors, including the participant’s seniority, role within our company, and demonstrated commitment and dedication to our company. Participants with at least five years of employment with us are eligible to receive monthly benefits from the SERP after separating from service with our company, provided such participant’s employment is not terminated for “cause” (as defined in the SERP). For more information about the SERP please see pages 38-39 and 42-43 in this Proxy Statement.
Perquisites Our company provides a minimal amount of perquisites to the named executive officers, including members of the Management Team. The perquisites provided in fiscal 2011 were credit card memberships, travel expenses for spouses on business trips, and personal use of company vehicles or a direct car allowance. We have provided additional information on perquisites in the table entitled “Perquisites and Other Personal Benefits.”
Fiscal 2012 and Beyond — Our Compensation Philosophy
The SVA Plan includes virtually all salaried employees of our company. Currently, there are over 180 participants in the SVA Plan. As stated previously, the SVA Plan was amended during fiscal 2011 to eliminate the bonus bank feature and set the maximum annual SVA Multiple at 2.0 and the minimum annual SVA multiple at 0.0. When establishing the fiscal 2012 SVA targets, the Compensation Committee took into account stockholders’ expectations, as well as prior year operating results and prior year bonus actions. For fiscal 2012, each SVA Plan participant will again have a Salary Percentage ranging from 5% to 70% of the participant’s base salary.
For fiscal 2011, members of the Management Team were paid substantially similar compensation amounts for the same reasons as described above. See “Overview of Fiscal 2011 Executive Compensation Program” above. The Compensation Committee has determined that, while it will continue to support a collaborative approach to management, certain distinctions may be made in the compensation of members of the Management Team to more closely align their compensation with their evolving specific roles.
Policy With Respect to Qualifying Compensation for Tax Deductibility and Accounting Matters
Our company’s ability to deduct compensation paid to covered employees (as defined in the Section 162(m) of the Code (“Section 162(m)”), including certain named executive officers, for tax purposes is generally limited by Section 162(m) to $1.0 million annually. However, this limitation does not apply to performance-based compensation if certain conditions are satisfied. We view preserving the tax deductibility of compensation, pursuant to Section 162(m), as an important objective, but not the only objective, in establishing executive compensation. The Compensation Committee has taken appropriate actions to preserve the tax deductibility, pursuant to Section 162(m), of performance-based compensation granted to covered employees.
The Compensation Committee reviews projections of the estimated accounting (pro forma expense) and tax impacts of all material elements of the executive compensation program. Generally, the accounting expenses are accrued over the requisite service period of the particular pay element (generally equal to the performance period) and our company realizes a tax deduction upon the payment to or realization by the executive. We account for our equity awards under FASB ASC Topic 718 and we use the Black-Scholes option pricing formula for determining the “grant date fair value” of our stock options at grant.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation
The Summary Compensation Table provides the total compensation for the last three completed fiscal years for each of our company’s named executive officers.
The Summary Compensation Table is formatted in accordance with Item 402(c) of Regulation S-K and shows base salary, bonus, equity based awards (consisting of RSUs and stock options), non-equity incentive compensation and all other compensation, which includes, among other things, the value of perquisites and 401(k) contributions (see the table below entitled “Perquisites and Other Personal Benefits for Fiscal Year 2011”). The Summary Compensation Table also includes a column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” — for certain of our company’s named executive officers, this column includes only the change in value of our company’s SERP (see footnote (4)), which is an actuarial estimate of the cost of benefits.
Summary Compensation Table for Fiscal Year 2011

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
Name and Principal				Option	Stock	Compen-	Compensation	Other
Position	Year	Salary	Bonus(1)	Awards	Awards(2)	sation(3)	Earnings(4)	Compensation(5)	Total
Jeffrey T. Sanfilippo	2011	$364,867	$—	$—	$61,800	$—	$183,199	$10,627	$620,493
Chief Executive Officer	2010	$333,608	$98,548	$—	$54,720	$394,191	$147,076	$12,102	$1,040,245
	2009	$306,619	$57,522	$—	$19,200	$230,086	$26,884	$10,188	$650,499

Michael J. Valentine	2011	$364,867	$—	$—	$61,800	$—	$244,983	$9,441	$681,091
Chief Financial Officer,	2010	$333,608	$98,548	$—	$54,720	$394,191	$188,337	$20,331	$1,089,735
Group President and	2009	$306,619	$57,522	$—	$19,200	$230,086	$38,384	$9,431	$661,242
Secretary

Jasper B. Sanfilippo, Jr.	2011	$364,867	$—	$—	$61,800	$—	$114,980	$19,358	$561,005
Chief Operating Officer,	2010	$333,608	$98,548	$—	$54,720	$394,191	$101,236	$18,131	$1,000,434
President and Assistant	2009	$306,619	$57,522	$—	$19,200	$230,086	$12,478	$12,670	$638,575
Secretary

James A. Valentine	2011	$322,965	$—	$—	$43,100	$—	$143,995	$10,402	$520,462
Chief Information	2010	$307,615	$—	$—	$41,040	$389,441	$136,010	$13,034	$887,140
Officer	2009	$298,157	$—	$—	$16,000	$239,718	$22,650	$8,553	$585,078

Walter R. Tankersley	2011	$262,203	$—	$—	$43,100	$—	$—	$14,401	$319,704
Senior Vice President	2010	$252,197	$—	$—	$41,040	$319,281	$—	$16,870	$629,388
of Procurement and Commodity Risk Management	2009	$246,826	$—	$—	$16,000	$198,448	$—	$14,554	$475,828

(1)	For the Management Team, the amounts in this column are comprised of the discretionary portion (20%) of the officer’s incentive compensation under our SVA Plan. See “Compensation Discussion and Analysis — Overview of Fiscal 2011 Executive Compensation Program — Sanfilippo Value Added Plan.” No portion of Mr. James A. Valentine’s or Mr. Walter R. Tankersley’s SVA Plan payment was discretionary.

(2)	The amounts in this column reflect the grant date fair value of RSUs granted under the 2008 Plan in fiscal 2009, fiscal 2010 and fiscal 2011, without regard to the possibility of forfeitures. The grant date fair value was determined by using the closing price of our Common Stock on the grant date multiplied by the number of awards.

(3)	The amounts in this column reflect payments made pursuant to our SVA Plan in the respective fiscal year, and reflect only earnings for services during such fiscal year and no earnings on outstanding awards. For the Management Team, this column reflects the non-discretionary portion (80%) of the SVA Plan payments. Under the terms of our SVA Plan, a portion of the amounts included in this column were banked and not paid in cash and a portion of the amounts banked in prior fiscal years were paid in cash with the subsequent fiscal year SVA Plan amounts (see below and see “Compensation Discussion and Analysis — Overview of Fiscal 2011 Executive Compensation Program — Sanfilippo Value Added Plan”). For fiscal 2010, the total banked amounts, including the effects of the banked amounts at the beginning of fiscal 2010, were (a) $206,431 for Jeffrey T. Sanfilippo, Michael J. Valentine and Jasper B. Sanfilippo, Jr., (b) $164,568 for James A. Valentine, and (c) $135,138 for Walter R. Tankersley. There were no banked amounts for fiscal 2009.

(4)	On August 2, 2007 the CNG Committee approved a restated SERP for certain executive officers and key employees of our company. The SERP is an unfunded, non-qualified benefit plan that will provide eligible participants with monthly benefits upon retirement, disability or death, subject to certain conditions. The amounts in this column reflect the aggregate change in actuarial value of the named executive officers’ accumulated benefit under the SERP from June 25, 2010 to June 30, 2011, June 26, 2009 to June 24, 2010 and June 27, 2008 to June 25, 2009 — which were our SERP plan measurement dates used for financial reporting purposes for fiscal 2011, 2010 and 2009, respectively. Assumptions used to calculate the amounts can be found immediately after the “Pension Benefits Table for Fiscal Year 2011” below. None of our named executive officers earned above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified. See pages 38-39 and pages 42-43 of this Proxy Statement for more information about the SERP.

(5)	The amounts in this column reflect perquisites and other personal benefits. The table below entitled “Perquisites and Other Personal Benefits for Fiscal Year 2011” shows each component of the total amount included in this column. Additionally, for Walter R. Tankersley only, the amount in this column also reflects a $1,000 payment for his service as the Chairman of the Capital Expenditures Committee for fiscal 2010 and fiscal 2009.

Perquisites and Other Personal Benefits for Fiscal Year 2011

		Personal and			Executive
		Family	Airline Club	401(k)	Life	Car
Name	Year	Travel(4)	Memberships(4)	Match(1)(4)	Insurance(2)(4)	Allowance(3)(4)	Total
Jeffrey T. Sanfilippo	2011	$650	$785	$6,324	$653	$2,215	$10,627
	2010	$1,164	$350	$6,898	$1,538	$2,152	$12,102
	2009	$360	$300	$6,986	$944	$1,598	$10,188

Michael J. Valentine	2011	$1,306	$375	$—	$653	$7,107	$9,441
	2010	$3,639	$400	$7,079	$1,918	$7,295	$20,331
	2009	$846	$400	$1,329	$944	$5,912	$9,431

Jasper B. Sanfilippo, Jr.	2011	$1,805	$—	$—	$653	$16,900	$19,358
	2010	$2,470	$350	$—	$1,311	$14,000	$18,131
	2009	$4,000	$400	$1,329	$941	$6,000	$12,670

James A. Valentine	2011	$—	$—	$3,305	$597	$6,500	$10,402
	2010	$175	$—	$5,321	$1,538	$6,000	$13,034
	2009	$—	$—	$1,577	$976	$6,000	$8,553

Walter R. Tankersley	2011	$—	$—	$7,414	$487	$6,500	$14,401
	2010	$—	$—	$9,462	$408	$6,000	$16,870
	2009	$—	$—	$7,109	$445	$6,000	$14,554

(1)	The amounts in this column reflect matching contributions to our company’s 401(k) Plan.

(2)	The amounts in this column reflect life insurance premiums paid by the company on behalf of the named executive officers.

(3)	The amounts in this column reflect the named executive officers’ personal usage of a company car or a direct car allowance paid to a named executive officer.

(4)	Such perquisites and personal benefits are valued at their aggregate incremental cost to our company based on the following methodology: all of the perquisites and personal benefits referred to by this footnote (4) involved an actual cash expenditure by our company and therefore the actual cash expenditure is what is reflected as the value of the perquisites and personal benefits.
Company-Sponsored Retirement Plans
The purpose of the SERP is to provide the Management Team and James A. Valentine (collectively, the “SERP Future Participants”) with a meaningful retirement benefit that is not available to these executives under our company’s 401(k) plan. The SERP is an unfunded plan. If a participant in the SERP, after serving our company for at least five years, separates from service to our company at or after the age of 65, benefits will be payable to the participant for life. Monthly installments will be paid at a rate equal to (a) one-twelfth (1/12th) of 50% of the participant’s highest consecutive five year average annual base salary and bonus earned during the participant’s final 10 years of service, multiplied by (b) the number of full years the participant was employed by the company divided by the greater of (i) 20 or (ii) the number of full years the participant would have been employed if he had been employed by the company from his hire date through attainment of age 65 (which quotient shall not exceed 1.0). In the event that the participant’s benefits commence after he turns 65 years old, the participant’s benefit as otherwise computed under the SERP shall be adjusted for the time value of money (interest only) from age 65 to his age at actual retirement. If the participant has a beneficiary (the existence of a beneficiary is determined at the time the benefits commence), the benefits will be in the form of a joint and 100% contingent annuitant benefit, which is the actuarial equivalent of the participant’s life-only benefit. If a participant separates from service to our company prior to the age of 65 and has achieved 10 years of service to us, certain reduced early retirement benefits may be available. All of the named executive officers eligible to participate in the SERP have already achieved 10 years of service to us, but none are the age of 65 or older. Payments under the SERP are subject to a deduction for social security and other offset amounts. The SERP participants are responsible for their portion of such payments.
The present value of the accumulated benefits for each of the executive officers in the table below is based upon the following: (a) in determining the number of years of credited service at retirement age, the retirement age is 60 — 65 years old; (b) the annual retirement payment is 50% of the executive’s current compensation; (c) the discount rate is 5.51%; and (d) the IRS 2011 Mortality Table Post-retirement was used to determine life expectancy after the retirement date. A further discussion of the assumptions used in calculating the amounts shown in the table below can be found in Note 12 to our audited consolidated financial statements for the year ended June 30, 2011, included in our Annual Report on Form 10-K filed with the Commission on September 2, 2011.
Pension Benefits Table for Fiscal Year 2011

		Number of Years	Present Value of	Payments During
Name, Position & Age(1)	Plan Name	of Credited Service(2)	Accumulated Benefits	Last Fiscal Year
Michael J. Valentine, CFO, 52	Supplemental Retirement Plan	24	$809,371	$0
Jeffrey T. Sanfilippo, CEO, 48	Supplemental Retirement Plan	20	$587,924	$0
James A. Valentine, CIO, 47	Supplemental Retirement Plan	25	$531,691	$0
Jasper B. Sanfilippo, Jr., COO, 43	Supplemental Retirement Plan	20	$363,209	$0

(1)	Walter R. Tankersley is not a participant in our company’s SERP.

(2)	This column reflects the actual number of years of service to our company by each of executive officers listed. It is our company’s policy not to credit extra years of service to SERP participants.
Grants of Plan-Based Awards
Our company’s plan-based awards for certain executives, including the named executive officers, consists of equity-based awards (RSUs and stock options) under our 2008 Plan and non-equity incentive compensation payments under our SVA Plan. The following table provides fiscal 2011 information for the named executive officers’ equity based awards under our 2008 Plan and non-equity incentive compensation payments under our SVA Plan. Under the terms of the SVA Plan, the Compensation Committee may adjust 20% of the incentive compensation payments to the Management Team either upward or downward based upon the individual performance of each member of the Management Team. With respect to awards of RSUs under our company’s 2008 Plan, the table below includes the grant date of each award, the number of RSUs granted, the closing price of our company’s Common Stock on the date of grant and the grant date fair value of the RSUs.

Grants of Plan-Based Awards for Fiscal Year 2011

									All Other		Grant
									Equity	Closing	Date Fair
		Compensation	Estimated Future Payouts Under			Estimated Future Payouts			Based	Price on	Value of
		Committee	Non-Equity Incentive Plan			Under Equity Incentive			Awards:	Grant	Equity
	Grant	Approval	Awards(2)			Plan Awards			Number	Date	Based
Name	Date(1)	Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	of Units	($/Share)	Awards(3)
Jeffrey T. Sanfilippo	9/9/2010	8/25/2010	—	—	—	—	—	—	1,000	13.00	$13,000
	11/17/2010	11/2/2010	—	—	—	—	—	—	4,000	12.20	$48,800
	11/2/2010	—	—	204,326	—	—	—	—	—	—	—

Michael J. Valentine	9/9/2010	8/25/2010	—	—	—	—	—	—	1,000	13.00	$13,000
	11/17/2010	11/2/2010	—	—	—	—	—	—	4,000	12.20	$48,800
	11/2/2010	—	—	204,326	—	—	—	—	—	—	—

Jasper B. Sanfilippo, Jr.	9/9/2010	8/25/2010	—	—	—	—	—	—	1,000	13.00	$13,000
	11/17/2010	11/2/2010	—	—	—	—	—	—	4,000	12.20	$48,800
	11/2/2010	—	—	204,326	—	—	—	—	—	—	—

James A. Valentine	9/9/2010	8/25/2010	—	—	—	—	—	—	500	13.00	$6,500
	11/17/2010	11/2/2010	—	—	—	—	—	—	3,000	12.20	$36,600
	11/2/2010	—	—	193,779	—	—	—	—	—	—	—

Walter R. Tankersley	9/9/2010	8/25/2010	—	—	—	—	—	—	500	13.00	$6,500
	11/17/2010	11/2/2010	—	—	—	—	—	—	3,000	12.20	$36,600
	11/2/2010	—	—	157,322	—	—	—	—	—	—	—

(1)	The September 9, 2010 and November 17, 2010 awards (RSUs) were granted under the 2008 Plan. The November 2, 2010 awards (incentive compensation payments) were granted under the SVA Plan.

(2)	This column shows the targeted non-discretionary payment for fiscal 2011 under our company’s SVA Plan. The SVA Plan payments are based on SVA, which is the year-to-year improvement in our net operating profit after tax in excess of our cost of capital, as determined using the average expected return on our company’s debt and equity capital. In connection with the adoption of the SVA Plan in 2008, the Compensation Committee, with the assistance of its independent consultant, the Management Team, and a company consultant, established our targeted SVA goal for fiscal years 2009, 2010 and 2011. For fiscal 2011, the Compensation Committee established each SVA Plan participant’s Salary Percentage. There was no threshold or maximum payout pursuant to the SVA Plan at the time the fiscal 2011 awards were granted. No SVA Plan incentive compensation payments were made for fiscal 2011 based on fiscal 2011 company performance and the metrics described under “Compensation Discussion and Analysis — Overview of Fiscal 2011 Executive Compensation Program — Sanfilippo Value Added Plan.”

(3)	The amounts shown in this column represent the grant date fair value of each equity award (all RSUs). The Compensation Committee has approved that the grant date occur on the 10th business day following the date the Compensation Committee approves the grant. These dates were chosen for administrative, compliance and governance purposes. The Compensation Committee reviews and approves the granting of RSUs under the 2008 Plan at its second meeting of the fiscal year (typically in October or November). For fiscal 2011, RSUs that vest in three years were issued to all executive officers and all other vice presidents. The members of the Management Team were each awarded 4,000 RSUs and all other officer grantees received 3,000 RSUs. Additional RSUs were awarded in fiscal 2011, ranging from 500 to 1,500 RSUs, based on company performance and individual achievements for fiscal 2011.
Outstanding Equity Awards
The following table provides information on outstanding equity-based awards held by the named executive officers as of June 30, 2011. For stock options, the table shows the number of options that a named executive officer holds (both exercisable and unexercisable), the options’ exercise price and the options’ expiration date. None of the named executive officers exercised stock options in fiscal 2011. For RSUs, the table shows the number of RSUs that have not vested and their market value.
Outstanding Equity Awards at Fiscal Year End 2011

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number	Market
	Underlying	Underlying				of Units	Value of
	Unexercised	Unexercised		Option	Option	That	Units That
	Options	Options		Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested(3)	Vested(4)
Jeffrey T. Sanfilippo	3,500	—	(1)	$10.990	9/22/2011
	2,625	875	(1)	$7.950	11/19/2017
						12,000	$101,520

Michael J. Valentine	3,500	—	(1)	$10.990	9/22/2011
	2,625	875	(1)	$7.950	11/19/2017
						12,000	$101,520

Jasper B. Sanfilippo, Jr.	3,500	—	(1)	$10.990	9/22/2011
	2,625	875	(1)	$7.950	11/19/2017
						12,000	$101,520

James A. Valentine	3,500	—	(1)	$10.990	9/22/2011
	2,625	875	(1)	$7.950	11/19/2017
						9,000	$76,140

Walter R. Tankersley	1,900	—	(2)	$5.050	1/3/2012
	5,000	—	(2)	$6.950	8/23/2012
	5,000	—	(2)	$16.420	9/2/2013
	5,000	—	(2)	$18.030	10/29/2014
	3,500	—	(2)	$18.460	8/29/2015
	3,500	—	(2)	$9.990	9/22/2016
	2,625	875	(1)	$7.950	11/19/2017
						9,000	$76,140

(1)	These stock options were granted under our 1998 Equity Incentive Plan, as amended (the “1998 Plan”) and vest 25% per year beginning on the first anniversary of the date of grant. Accordingly, of the 875 stock options held by the referenced named executive officer with an exercise price of $7.95, 875 will become exercisable on November 19, 2011. These options expire on the 10th anniversary of the grant date. The expiration and grant date of each option is listed in the table below.

Expiration Date	Grant Date
9/22/2011	9/22/2006
11/19/2017	11/19/2007

(2)	These stock options were granted under the 1998 Plan and vest 25% per year beginning on the first anniversary of the date of grant. These options expire on the 10th anniversary of the grant date. The expiration and grant date of each option is listed in the table below.

Expiration Date	Grant Date
1/3/2012	1/3/2002
8/23/2012	8/23/2002
9/2/2013	9/2/2003
10/29/2014	10/29/2004
8/29/2015	8/29/2005
9/22/2016	9/22/2006

(3)	Each member of the Management Team was granted 5,000 RSUs in fiscal 2011, 4,000 RSUs in fiscal 2010 and 3,000 RSUs in fiscal 2009. James A. Valentine and Walter R. Tankersley were each granted 3,500 RSUs in fiscal 2011, 3,000 RSUs in fiscal 2010 and 2,500 RSUs in fiscal 2009. RSU awards vest three years after their respective grant date. 1,000 of the RSUs awarded to the Management Team were approved by the Compensation Committee on August 25, 2010 with a grant date of September 9, 2010. 500 of the RSUs awarded to James A. Valentine and Walter R. Tankersley were approved by the Compensation Committee on August 25, 2010 with a grant date of September 9, 2010. The Compensation Committee approved all other fiscal 2011 RSU grants on November 2, 2010, with a grant date of November 17, 2010, The Compensation Committee approved the fiscal 2010 RSU grants on October 27, 2009, with a grant date of November 10, 2009, and approved the fiscal 2009 RSU grants on October 30, 2008, with a grant date of November 13, 2008. The vesting date for RSUs granted in fiscal 2010 is November 10, 2012 and the vesting date for RSUs granted in fiscal 2009 is November 13, 2011.

(4)	The amounts shown in this column reflect the value of outstanding RSUs at June 30, 2011. The closing price of our Common Stock was $8.46 at June 30, 2011.
Other SERP Payments
Under the SERP, amounts for which appear in the Pension Benefits Table for Fiscal Year 2011 above, the SERP Future Participants may receive post employment payments at the termination of their employment with us by reasons including, other than for “cause” (as defined in the SERP), retirement, disability or death and if the participant has at least five years of employment with our company. Upon a termination for cause, all benefit rights under the SERP will terminate and be forfeited. Pursuant to the terms of the SERP, the employment of a participant shall be deemed to have been terminated for cause by our company if a participant has: (a) engaged in one or more acts constituting a felony, or involving fraud or serious moral turpitude; (b) willfully refused (except by reason of incapacity due to accident or illness) to perform substantially all of his duties, provided that such refusal shall have resulted in demonstrable material injury to our company or its subsidiaries; or (c) willfully engaged in gross misconduct materially injurious to our company. If a SERP Future Participant separates from our company on or after the age of 65 (other than for cause), that SERP Future Participant will receive the full benefit under the formula described before the Pension Benefits Table for Fiscal Year 2011.
If a SERP Future Participant separates from our company before the age of 65 (other than for cause), has attained the age of 55 and has been credited with at least 10 years of employment at the time of termination of employment, that SERP Future Participant will receive the actuarial equivalent of the age 65 benefit, to be paid as soon as feasible on or after the participant’s attainment of the age of 55.

Assuming that each of the SERP Future Participants separated their service from our company on June 30, 2011, each would receive the following monthly payment, beginning at age 55, to be paid throughout the SERP Future Participant’s life:
•	Jeffrey T. Sanfilippo: $4,750

•	Jasper B. Sanfilippo, Jr.: $4,072

•	Michael J. Valentine: $5,546

•	James A. Valentine: $4,537
If a SERP Future Participant separates from our company before age 65 and has not been credited with at least 10 years of employment, that SERP Future Participant’s benefits may not commence until the attainment of the age of 65. All SERP Future Participants have already been credited with at least 10 years of employment to our company. As all SERP Future Participants are deemed “specified employees” under Section 409(A) of the Code, benefits will not be paid until the date that is six months after the effective date of termination of employment. In the event that termination of employment was the result of long-term disability, the benefits shall be reduced to the extent of any benefits received under our company’s long-term disability plan and until such time that benefits under the long-term disability plan cease.
If the present lump sum actuarial equivalent value of the benefits under the SERP on the benefit commencement date is less than or equal to $50,000, then such benefits will be paid to the participant or the participant’s beneficiary in a single lump sum distribution. If a participant does not have a beneficiary on the date benefits commence, benefits will cease upon the participant’s death. If both the participant and the participant’s beneficiary die before the benefits commencement, all entitlement to benefits will terminate.
So long as a participant is not terminated for cause, and has fulfilled the conditions precedent to payment as described above, a participant is entitled to payment pursuant to the SERP. Other than as described above, there are no material conditions or obligations applicable to the receipt of payments or benefits under the SERP, such as a requirement to enter into non-compete, non-solicitation, non-disparagement or confidentiality agreements.
Other Equity Payments
In the event that a change of control of our company occurred on June 30, 2011, our named executive officers would be entitled to the following payments (subject to Compensation Committee action) as a result of such officer’s unvested options and RSUs immediately vesting upon such change in control:
•	Jeffrey T. Sanfilippo: $101,966, composed of 12,000 vested RSUs at a share value of $8.46 (the closing price of our company’s common stock on June 30, 2011) and 875 vested stock options at an option exercise price of $7.95 (the value of which would be de minimus because the strike price of such options were less than the per-share value of $8.46)

•	Jasper B. Sanfilippo, Jr.: $101,966, composed of 12,000 vested RSUs at a share value of $8.46 and 875 vested stock options at an option exercise price of $7.95

•	Michael J. Valentine: $101,96, composed of 12,000 vested RSUs at a share value of $8.46 and 875 vested stock options at an option exercise price of $7.95

•	James A. Valentine: $76,586, composed of 9,000 vested RSUs at a share value of $8.46 and 875 vested stock options at an option exercise price of $7.95

•	Walter R. Tankersley: $76,586, composed of 9,000 vested RSUs at a share value of $8.46 and 875 vested stock options at an option exercise price of $7.95
In the event of a named executive officer’s death, retirement or permanent disability or termination for cause, no unvested stock options (as set forth above in the “Outstanding Equity Awards at Fiscal Year End 2011”) would vest and such named executive officer would not be entitled to any payments therefrom.
In the event of a named executive officer’s death or permanent disability on June 30, 2011, such named executive officer would be entitled to 19 out of a total of 36 months of vesting credit for granted, but unvested RSUs under our 2008 Plan. As a result, each named executive officer would be entitled to the following payment for accelerated vesting of RSUs, given a closing common stock price of $8.46 on June 30, 2011:

•	Jeffrey T. Sanfilippo: $53,580

•	Jasper B. Sanfilippo, Jr.: $53,580

•	Michael J. Valentine: $53,580

•	James A. Valentine: $40,185

•	Walter R. Tankersley: 40,185
For all other terminations of service, including retirement, the named executive officers would forfeit unvested RSUs, and all unvested RSUs would not be subject to the accelerated vesting as set forth above and the company would not be obligated to pay out any amounts related to such unvested RSUs.
Certain Insurance Policy Arrangements
We provided benefits in the form of paying premiums on certain insurance policies (the “Policies”) that cover the lives of our former Chief Executive Officer, Jasper B. Sanfilippo and our former President, Mathias A. Valentine (collectively, the “Former Officers”), and their respective spouses. The Policies were obtained by the Former Officers while they were serving as executive officers of the company. The Policies were previously owned by several trusts created by the Former Officers. On December 31, 2003, the trusts, the Former Officers, their spouses and our company entered into the Amended and Restated John B. Sanfilippo & Son, Inc. Split-Dollar Insurance Agreement, which assigned the Policies to our company. As a result of this assignment, our company received all incidents and benefits of ownership in the Policies, including all rights to the accumulated cash surrender values of the Policies. Generally, upon the death of the insured, the company is entitled to receive reimbursement of all premiums paid, and the trusts created by the Former Officers are entitled to receive any remaining death benefit.
In fiscal 2011, Mr. Sanfilippo received an insurance gross up benefit of $6,995 relating to his life insurance policies, and the company paid life insurance premiums of $30,000. In fiscal 2011, Mr. Valentine received an insurance gross up benefit of $25,423 relating to his life insurance policies, and the company paid life insurance premiums of $15,000.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the salaries, equity grants (such as RSUs or stock options), incentive compensation (such as the SVA Plan) and other compensation of executive officers and non-management directors (management directors are not separately compensated for their service as directors). The duties and procedures of the Compensation Committee are explained in greater detail in the Compensation Committee subsection of the Corporate Governance section and the Compensation Discussion and Analysis section of this Proxy Statement.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.
Respectfully submitted by all of the members of the Compensation Committee of the Board of
Directors.
Timothy R. Donovan, Chairman
Governor Jim Edgar
Daniel M. Wright
Ellen C. Taaffe
The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

PERFORMANCE GRAPH
The graph below compares our cumulative five-year total stockholder return on our Common Stock with the cumulative total returns of the Russell 2000 Consumer Staples Index and the Russell 2000 Index. The graph tracks the performance of a $100 investment in our Common Stock, in each index (with the reinvestment of all dividends) from June 29, 2006 to June 30, 2011.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among John B. Sanfilippo & Son, Inc., the Russell 2000 Index
and the Russell 2000 Consumer Staples Index

*	$100 invested on 6/29/06 in stock or 6/30/06 in index including reinvestment of dividends. Indexes calculated on month-end basis.
The information contained in the preceding performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

REVIEW OF RELATED PARTY TRANSACTIONS
Our company has adopted a formal written policy governing the review and approval of related party transactions. Our policy defines a transaction as any financial or other transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) and any amendment thereto in which the amount involved exceeds $120,000. A related party is defined as (a) any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of our company, (b) any nominee for election as a director of our company, (c) any beneficial owner of more than 5% of the voting securities of our company, (d) any immediate family member of any of the foregoing persons or (e) any entity in which any of the foregoing persons has or will have a direct or indirect material interest. In accordance with this policy, our Audit Committee, which is comprised solely of independent directors, must review all such transactions, and may approve related party transactions if it determines that the transactions are fair or reasonable and in the best interest of the company. In connection with any proposed related party transaction, our company prepares documents for the Audit Committee’s review outlining the reasons why our company wishes to enter into the proposed transaction and any other relevant information, including competitive bids. As a condition to approving or ratifying any related party transaction, or with respect to any category of related party transactions covered by the policy, the Audit Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing related party transactions. In addition, our Board of Directors, at its election, may designate a special committee of independent directors to review and approve related party transactions. Our Audit Committee, or any special committee that is designated, may engage advisors to assist it in making the required evaluation of the terms of the proposed transactions. The policy also grants the Audit Committee discretion to impose sanctions on a related party that fails to notify the Audit Committee in advance of a transaction governed by the policy.
Lease Arrangement
As first discussed in the fiscal 2006 proxy, the company’s Board of Directors appointed an independent board committee to explore alternatives that would expedite our company’s facility consolidation project. The independent committee explored alternatives with respect to the company’s existing leases for properties owned by two related party partnerships. These two partnerships, the 300 East Touhy Limited Partnership (the “Touhy Partnership”) and the Arthur/Busse Limited Partnership (the “Busse Partnership”) each had the following limited partners: Jasper B. Sanfilippo and Mathias A. Valentine (both of whom are stockholders and directors of our company), their respective spouses (Marian Sanfilippo and Mary Valentine), Anne Karacic and Rose Laketa (sisters of Mr. Sanfilippo), Rosalie Sanfilippo (Mr. Sanfilippo’s mother) and for the Touhy Partnership only, Rita Zadurski (Ms. Laketa’s daughter).
Our company sold and leased back its facility located in Selma, Texas to the Busse Partnership and the Touhy Partnership in September 2006. Subsequently, in January 2007, the Busse Partnership and the Touhy Partnership merged to form Selma Investments, LLC. The following individuals are currently members of Selma Investments, LLC: Jasper B. Sanfilippo and Marian Sanfilippo (together, 25% owners), Mathias A. Valentine and Mary Valentine (together, 25% owners), Anne Karacic (25% owner), Rose Laketa (24.13% owner) and Rita Zadurski (0.87% owner). We acquired the Selma, Texas facility in 1992. The sale price of the Selma facility in September 2006, which was determined by Joseph J. Blake and Associates, Inc., an independent appraiser, was $14.3 million. The term of the lease is 10 years with three five year renewal options. Our company’s lease payment was fixed at $109,052 per month through the fifth anniversary date. In September 2011, our company’s lease payment was reset to $121,452 per month for an additional five years based on a Consumer Price Index Factor. The total amount paid under the lease in fiscal 2011 was $1,308,620. The lease payments for each of the five year renewal options are subject to an adjustment based on the prevailing market rate for similar property. Our company has the option to purchase the facility and this option is irrevocable through any of the renewal periods. The purchase price shall be the greater of $14.3 million or 95% of the fair market value of the facility. Our company also has a right of first refusal, allowing it to match any offer that may be made on the leased premises from a third party.
All transactions relating to the lease arrangements were reviewed and approved by the Audit Committee.

Supplier and Other Arrangements
The related party transactions outlined below have been reviewed, approved, ratified or otherwise determined to be outside the scope of our company’s related person transaction policy by our Audit Committee, as more specifically described below.
During fiscal 2011, we purchased approximately $11.15 million of packaging and $36,000 of equipment, supplies and services from Clear Lam Packaging, Inc. (“Clear Lam”).
Our company purchases packaging from Clear Lam on behalf of, and at the direction of, certain of our company’s contract packaging customers. The Audit Committee has determined that such purchases fall outside the scope of our company’s related person transaction policy and do not require the Audit Committee’s approval, so long as our company is not involved in selecting Clear Lam as the film supplier or negotiating the price or terms of the purchases. Accordingly, during fiscal 2011, the Audit Committee did not approve purchases from Clear Lam on behalf of its contract packaging customers, which comprised $3.91 million.
Currently, James J. Sanfilippo and John E. Sanfilippo (children of Jasper and Marian Sanfilippo) each own 6.77% of Clear Lam. The remainder of Clear Lam is owned by a trust, the equal beneficiaries of which are the children of Jasper and Marian Sanfilippo (including Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, who are both executive officers and directors of our company). Jasper B. Sanfilippo, a stockholder and director of our company, serves as a director of Clear Lam. The five children of Jasper B. Sanfilippo (including Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, who are both executive officers and directors of our company) are directors of Clear Lam.
During fiscal 2011, we compensated Roseanne Christman, Director of Creative Services and Customer Solutions. Ms. Christman is the sister-in-law of Timothy R. Donovan, a director of our company. Ms. Christman’s total compensation for fiscal 2011 was $155,203. The Audit Committee reviewed and approved this transaction.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors, as well as persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and The Nasdaq Stock Market LLC, and to furnish us with copies of these forms. To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5 submitted to us, we believe there were no instances of noncompliance with the filing requirements imposed by Section 16(a) of the Exchange Act during fiscal 2011 with respect to the foregoing persons.
ANNUAL REPORT ON FORM 10-K
Our annual report on Form 10-K for the fiscal year ended June 30, 2011, has been included in the delivery of this Proxy Statement or is available at http://www.proxydocs.com/JBSS. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.
We will provide without charge, upon the written request of any stockholder solicited, a copy of our most recent fiscal year’s annual report on Form 10-K, including the financial statements and the financial statement schedules. Such written request should be directed to:
John B. Sanfilippo & Son, Inc.
Stockholder Annual Report Request
Attn: Corporate Secretary
1703 N. Randall Road
Elgin, Illinois 60123-7820

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
Under the rules of the Commission, if a stockholder wants us to include a proposal in our Internet Notice, proxy statement and form of proxy for presentation at our 2011 annual meeting, the stockholder’s proposal must be received by us at our principal executive offices at 1703 N. Randall Road, Elgin, Illinois 60123-7820 by May 25, 2012. The proposal should be sent to the attention of the Secretary of our company.
If a stockholder intends to present a proposal at the 2012 annual meeting that is not to be included in our company’s proxy materials, the stockholder must comply with the various requirements established in our company’s Bylaws. Among other things, the Bylaws require that the stockholder submit a written notice to the Secretary of our company at the address in the preceding paragraph not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Thus, any notice must be received at our principal executive offices no later than August 10, 2012, and no earlier than July 12, 2012. However, if the annual meeting date is more than 30 days before or more than 70 days after such anniversary date, notice by stockholders must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.
NOTICE AND ACCESS
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on November 9, 2011. This year, we are again following the Commission’s “Notice and Access” rule. Most stockholders will receive the Internet Notice in lieu of a printed paper copy of our proxy materials. The Internet Notice provides instructions as to how stockholders can access our proxy statement and annual report online at http://www.proxydocs.com/JBSS, describes matters to be considered at the Annual Meeting, and gives instructions as to how shares can be voted. Stockholders receiving the Internet Notice can request a printed paper copy of the proxy materials by following the instructions set forth in the Internet Notice. Should a stockholder need directions to attend the Annual Meeting and vote in person, please call (847) 214-4612.
PROXY SOLICITATION
The Internet Notice will be mailed to stockholders who were not sent the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including our proxy statement and our annual report, at the Internet website address http://www.proxydocs.com/JBSS. All stockholders were mailed either the Internet Notice, or the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice.
Proxies will be solicited from stockholders by telephone, Internet and postal mail. Proxies may also be solicited by directors, officers and a small number of our regular employees personally or by mail, telephone, fax or e-mail, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Internet Notice, proxy materials, or any other soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their expenses in doing so. The entire cost of the preparation and mailing of the Internet Notice and the preparation and mailings of this Proxy Statement and accompanying materials and the related proxy solicitation will be borne by us.
Whether or not a stockholder plans to attend the annual meeting and vote in person, we request that the stockholder read our proxy materials and submit the stockholder’s proxy vote. A stockholder submitting a proxy vote will not affect the stockholder’s right to attend the meeting and vote in person. A stockholder who has given a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent proxy so that it is received by 5:00 p.m. Eastern Time on November 8, 2011; or (c) attending the Annual Meeting and voting in person. Any written notice of revocation should be received by us at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.

OTHER MATTERS
Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Internet Notice and the notice of the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.
By Order of the Board of Directors
MICHAEL J. VALENTINE
Secretary
Elgin, Illinois
September 28, 2011

JOHN B. SANFILIPPO & SON, INC.
1703 N. Randall Rd. | Elgin, IL 60123-7820 U.S.A. | P 847.289.1800    F 847.289.1843
www.fishernuts.com | www.jbssinc.com

ANNUAL MEETING OF JOHN B. SANFILIPPO & SON, INC.

Date:	Wednesday, November 9, 2011
Time:	10:00 A.M. (Central Time)
Place:	1707 N. Randall Road, Elgin, Illinois 60123

Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors

01 Governor Jim Edgar
02 Daniel M. Wright
03 Ellen C. Taaffe

	Vote For All Nominees	Withhold Vote From All Nominess			*Vote for All Except
	☐	☐			☐
* INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Except” box and write the number(s) corresponding to the nominee listed above that you want to withhold in the space provided to the right.

The Board of Directors recommends that you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2012 fiscal year.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:		For	Against	Abstain

3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote ONE YEAR for the following proposal:		One Year	Two years	Three years	Abstain

4.	Frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

5.	Upon such other matters as may properly come before the Annual Meeting: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Authorized Signatures - This section must be executed and completed.

Please Sign Above	Please Date Above

Please Sign Above	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority after signature. Corporations must provide full name of corporation and title of authorized officer signing the proxy after signature.

Class A Stock

Annual Meeting of John B. Sanfilippo & Son, Inc.
to be held on Wednesday, November 9, 2011
for Holders as of September 13, 2011

 This proxy is being solicited on behalf of the Board of Directors
VOTE BY:

INTERNET	TELEPHONE Call: 866-390-5359

Go To:	OR
www.proxypush.com/JBSS
• Cast your vote online.		• Use any touch-tone telephone.
• View proxy materials.		• Have your Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Voting Instruction Form.
• Return your Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, November 9, 2011 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the election of all nominees for Director in proposal 1.

FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our
Independent Registered Public Accounting Firm for the 2012 fiscal year in proposal 2.

FOR the advisory vote on executive compensation in proposal 3.

ONE YEAR for the frequency of the advisory vote on executive compensation in proposal 4.
All votes must be received by 5:00 P.M., Eastern Time, November 8, 2011.

PROXY TABULATOR

MEDIANT COMMUNICATIONS LLC P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — John B. Sanfilippo & Son, Inc.
Annual Meeting of Stockholders
November 9, 2011, 10:00 a.m. (Central Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, November 9, 2011 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the election of all nominees for Director in proposal 1.
FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2012 fiscal year in proposal 2.
FOR the advisory vote on executive compensation in proposal 3.
ONE YEAR for the frequency of the advisory vote on executive compensation in proposal 4.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF JOHN B. SANFILIPPO & SON, INC.

Date:	Wednesday, November 9, 2011
Time:	10:00 A.M. (Central Time)
Place:	1707 N. Randall Road, Elgin, Illinois 60123

Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors

01 Jasper B. Sanfilippo	04 Mathias A. Valentine
02 Jasper B. Sanfilippo, Jr.	05 Michael J. Valentine
03 Jeffrey T. Sanfilippo	06 Timothy R. Donovan

Vote For All Nominees	Withhold Vote From All Nominees	*Vote for All Except
☐	☐	☐

* INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Except” box and write the number(s) corresponding to the nominee listed above that you want to withhold in the space provided to the right.

The Board of Directors recommends that you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2012 fiscal year.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:		For	Against	Abstain

3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote ONE YEAR for the following proposal:		One Year	Two Years	Three Years	Abstain

4.	Frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

5.	Upon such other matters as may properly come before the Annual Meeting: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Authorized Signatures - This section must be executed and completed.

Please Sign Above	Please Date Above

Please Sign Above	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority after signature. Corporations must provide full name of corporation and title of authorized officer signing the proxy after signature.

Class A Stock

Annual Meeting of John B. Sanfilippo & Son, Inc.
to be held on Wednesday, November 9, 2011
for Holders as of September 13, 2011

 This proxy is being solicited on behalf of the Board of Directors
VOTE BY:

INTERNET	TELEPHONE

Go To:	OR	Call: 866-390-5359
www.proxypush.com/JBSS
• Cast your vote online.		• Use any touch-tone telephone.
• View proxy materials.		• Have your Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Voting Instruction Form.
• Return your Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Class A Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, November 9, 2011 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the election of all nominees for Director in proposal 1.

FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our
Independent Registered Public Accounting Firm for the 2012 fiscal year in proposal 2.

FOR the advisory vote on executive compensation in proposal 3.

ONE YEAR for the frequency of the advisory vote on executive compensation in proposal 4.
All votes must be received by 5:00 P.M., Eastern Time, November 8, 2011.

PROXY TABULATOR

MEDIANT COMMUNICATIONS LLC P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — John B. Sanfilippo & Son, Inc.
Annual Meeting of Stockholders
November 9, 2011, 10:00 a.m. (Central Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Class A Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, November 9, 2011 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the election of all nominees for Director in proposal 1.
FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2012 fiscal year in proposal 2.
FOR the advisory vote on executive compensation in proposal 3.
ONE YEAR for the frequency of the advisory vote on executive compensation in proposal 4.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)